Exhibit 4.1

THE GOLDMAN SACHS GROUP, INC.

DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

AS OF DECEMBER 31, 2019

The following is a description of each class of securities of The Goldman Sachs Group, Inc. (the “Company”) that is registered under Section 12 of the Securities and Exchange Act of 1934, as amended, as of December 31, 2019.

TABLE OF CONTENTS

Description of Common Stock	2

Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	5

Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	13

Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	21

Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	29

Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	37

Description of the Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.30% Non-Cumulative Preferred Stock, Series N	45

Description of (i) 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.) and (ii) Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.)	52

Description of Medium-Term Notes, Series A, Index-Linked Notes due 2037 of GS Finance Corp. (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.)	70

Description of Medium-Term Notes, Series B, Index-Linked Notes due 2037	80

Description of Medium-Term Notes, Series E, Index-Linked Notes due 2028 of GS Finance Corp. (Fully and Unconditionally Guaranteed by The Goldman Sachs Group, Inc.)	89

DESCRIPTION OF COMMON STOCK

The following is a brief description of the material terms of the Company’s common stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation and the Company’s amended and restated by-laws, which are exhibits to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

Pursuant to the Company’s restated certificate of incorporation, the Company’s authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which 4,000,000,000 shares are designated as common stock and 200,000,000 shares are designated as nonvoting common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

The Company’s Shareholders’ Agreement governs, among other things, the voting of shares of common stock owned by participating managing directors of the Company. Shares of common stock subject to the Company’s Shareholders’ Agreement are called “voting shares.” Before any of the Company’s shareholders vote, a separate, preliminary vote is held by the persons covered by the Company’s Shareholders’ Agreement. In the election of directors, all voting shares will be voted in favor of the election of the director nominees receiving the highest numbers of votes cast by the covered persons in the preliminary vote. For all other matters, all voting shares will be voted in accordance with the majority of the votes cast by the covered persons in the preliminary vote.

Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting in a contested election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. In an uncontested director election, a director must receive a majority of the votes cast for or against the director to be elected.

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the Company’s board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon the Company’s liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all the Company’s assets. Holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of the Company.

Nonvoting Common Stock

The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

Section 203 of the Delaware General Corporation Law

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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prior to the stockholder becoming an interested stockholder, the board of directors of the Company must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The Company’s board of directors has adopted a resolution providing that the shareholders’ agreement will not create an “interested stockholder”.

Certain Anti-Takeover Matters

The Company’s restated certificate of incorporation and amended and restated by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company’s board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Constituency Provision

In accordance with the Company’s restated certificate of incorporation, a director of the Company may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of the Company), consider, among other things, the effects that the Company’s actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to the Company’s shareholders.

Advance Notice Requirements

The Company’s amended and restated by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of the Company. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The time periods vary depending on the nature of the proposal. The notice must contain certain information specified in the amended and restated by-laws and must otherwise comply with the amended and restated by-laws.

Limitation on Ability of Shareholders to Call Special Meetings

The Company’s restated certificate of incorporation and amended and restated by-laws provide procedures pursuant to which holders of record of not less than 25% of the voting power of outstanding shares of the Company’s common stock may call a special meeting of shareholders. The Company’s amended and restated by-laws impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under the Company’s advance notice by-law provisions described above), as well as qualifications designed to prevent duplicative and unnecessary meetings.

No Written Consent of Shareholders

The Company’s restated certificate of incorporation requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit the Company’s shareholders to act by written consent without a meeting.

Blank Check Preferred Stock

The Company’s restated certificate of incorporation provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the restated certificate of incorporation grants the Company’s board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Listing

The common stock of the Company is listed on the NYSE under the ticker symbol “GS”.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

DESCRIPTION OF SERIES A PREFERRED STOCK

The depositary is the sole holder of the Company’s Series A Preferred Stock, and all references herein to the holders of the Series A Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series A Preferred Stock, as described below under “Description of Depositary Shares”.

The following is a brief description of the material terms of the Series A Preferred Stock. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series A Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of the Series A Preferred Stock, up to the maximum number of authorized but unissued shares.

Shares of the Series A Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2019 and at least equally to each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series A Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series A Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series A Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, except under certain limited circumstances described below under “— Regulatory Changes Relating to Capital Adequacy”. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A Preferred Stock.

Dividends

Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors or a duly authorized committee of the board, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a dividend payment date). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) 0.75% above LIBOR (as described below) on the related LIBOR determination date (as described below) or (2) 3.75%. In the event that the Company issues additional shares of Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.

Dividends will be payable to holders of record of Series A Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series A Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series A Preferred Stock are computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.

For any dividend period, LIBOR shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:

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LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.

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If the rate described above does not appear on Moneyline Telerate page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.

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If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new dividend period will be LIBOR in effect for the prior dividend period.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.

The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

Dividends on shares of Series A Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company, or a duly authorized committee of the board, does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

So long as any share of Series A Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock) during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.

As used in this description of the Series A Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series A Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) in full upon the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.

As used in this description of the Series A Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series A Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series A Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is currently redeemable at the Company’s option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first-class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series A Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.

See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series A Preferred Stock.

Regulatory Changes Relating to Capital Adequacy

The SEC had previously approved the application of the Company and Goldman Sachs & Co. LLC to be supervised by the SEC as a consolidated supervised entity (“CSE”) pursuant to the SEC’s rules at that time relating to CSEs (referred to as the “CSE Rules”). The Company treated the Series A Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as “Allowable Capital”).

If the regulatory capital requirements that apply to the Company change in the future, the Series A Preferred Stock may be converted, at the Company’s option and without consent of the holders, into a new series of preferred stock, subject to the limitations described below. The Company will be entitled to exercise this conversion right as follows.

If both of the following occur:

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the Company (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “regulations”) relating to its capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to regulations of any governmental body having jurisdiction over the Company (or any of its subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking Supervision, the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any

other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in the Company’s judgment (after consultation with counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (ii) or (iii) is referred to below as “Tier 1 Capital Equivalent”), and

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the Company affirmatively elects to qualify the Series A Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series A Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series A Preferred Stock shall be convertible at the Company’s option into a new series of preferred stock having terms and provisions substantially identical to those of the Series A Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in the Company’s judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that the Company will not cause any such conversion unless the Company determines that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole. For example, the Company could agree to restrict its ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in the Company’s discretion under the terms and provisions of the Series A Preferred Stock.

The Company will provide notice to holders of the Series A Preferred Stock of any election to qualify the Series A Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at the Company’s principal offices and, upon request, will be made available to any stockholder.

As used above, the term “Required Unrestricted Capital Provisions” means the terms that are, in the Company’s judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.

Voting Rights

Except as provided below, the holders of the Series A Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series A Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series A Preferred Stock and any such series of voting preferred stock for at least four dividend periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Series A Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four dividend periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series A Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock. In addition, any conversion of the Series A Preferred Stock upon the occurrence of certain regulatory events, as discussed above under “Description of Series A Preferred Stock — Regulatory Changes Relating to Capital Adequacy”, will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole, the Company may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series A Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

DESCRIPTION OF DEPOSITARY SHARES

Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

General

The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series A Preferred Stock and evidenced by a depositary receipt. The shares of Series A Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the Company redeems the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series A Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrA.”

Form of Preferred Stock and Depositary Shares

The depositary shares are issued in book-entry form through The Depository Trust Company. The Series A Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES C

DESCRIPTION OF SERIES C PREFERRED STOCK

The depositary is the sole holder of the Company’s Series C Preferred Stock, and all references herein to the holders of the Series C Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Preferred Stock, as described below under “Description of Depositary Shares”.

The following is a brief description of the material terms of the Series C Preferred Stock. The following summary of the terms and provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series C Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series C Preferred Stock, issue additional shares of the Series C Preferred Stock, up to the maximum number of authorized but unissued shares.

Shares of the Series C Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2019 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series C Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series C Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series C Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.

The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, except under certain limited circumstances described below under “— Regulatory Changes Relating to Capital Adequacy”. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series C Preferred Stock.

Dividends

Dividends on shares of the Series C Preferred Stock are not mandatory. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors or a duly authorized committee of the board, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August, and November of each year (each, a “dividend payment date”). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) 0.75% above LIBOR (as described below) on the related LIBOR determination date (as described below) or (2) 4.00%. In the event that the Company issues additional shares of Series C Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.

Dividends will be payable to holders of record of Series C Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series C Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series C Preferred Stock are computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.

For any dividend period, LIBOR shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.

•

If the rate described above does not appear on Moneyline Telerate page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new dividend period will be LIBOR in effect for the prior dividend period.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.

The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

Dividends on shares of Series C Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company, or a duly authorized committee of the board, does not declare a dividend on the Series C Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series C Preferred Stock are declared for any future dividend period.

So long as any share of Series C Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series C Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.

As used in this description of the Series C Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series C Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) in full upon the Series C Preferred Stock and any shares of parity stock, all dividends declared upon the Series C Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Stock, on a dividend payment date falling within the related dividend period for the Series C Preferred Stock) bear to each other.

As used in this description of the Series C Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series C Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series C Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series C Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series C Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series C Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.

Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series C Preferred Stock is currently redeemable at the Company’s option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.

If shares of the Series C Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series C Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series C Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series C Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series C Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock, such shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series C Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.

See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series C Preferred Stock.

Regulatory Changes Relating to Capital Adequacy

The Company was previously regulated by the SEC as a consolidated supervised entity (“CSE”) pursuant to the SEC’s rules at that time relating to CSEs (referred to as the “CSE Rules”). The Company treated the Series C Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as “Allowable Capital”).

If the regulatory capital requirements that apply to the Company change in the future, the Series C Preferred Stock may be converted, at the Company’s option and without consent of the holders, into a new series of preferred stock, subject to the limitations described below. The Company will be entitled to exercise this conversion right as follows.

If both of the following occur:

•

the Company (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “regulations”) relating to the Company’s capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to regulations of any governmental body having jurisdiction over the Company (or any of the Company’s subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking

Supervision, the SEC, the Federal Reserve Board or any other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in the Company’s judgment (after consultation with counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (ii) or (iii) is referred to below as “Tier 1 Capital Equivalent”), and

•

the Company affirmatively elects to qualify the Series C Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series C Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series C Preferred Stock shall be convertible at the Company’s option into a new series of preferred stock having terms and provisions substantially identical to those of the Series C Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in the Company’s judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that the Company will not cause any such conversion unless the Company determines that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole. For example, the Company could agree to restrict its ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in the Company’s discretion under the terms and provisions of the Series C Preferred Stock.

The Company will provide notice to holders of the Series C Preferred Stock of any election to qualify the Series C Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series C Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at the Company’s principal offices and, upon request, will be made available to any stockholder.

As used above, the term “Required Unrestricted Capital Provisions” means the terms that are, in the Company’s judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.

Voting Rights

Except as provided below, the holders of the Series C Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series C Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series C Preferred Stock and any such series of voting preferred stock for at least four dividend periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Series C Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series C Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series C Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four dividend periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series C Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series C Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series C Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series C Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock. In addition, any conversion of the Series C Preferred Stock upon the occurrence of certain regulatory events, as discussed above under “— Regulatory Changes Relating to Capital Adequacy”, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series C Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of the Series C Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series C Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series C Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series C Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series C Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Series C Preferred Stock to effect such redemption.

DESCRIPTION OF DEPOSITARY SHARES

Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

General

The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series C Preferred Stock and evidenced by a depositary receipt. The shares of Series C Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series C Preferred Stock represented by such depositary share, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series C Preferred Stock to the record holders of depositary shares relating to the underlying Series C Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the Company redeems the Series C Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series C Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series C Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series C Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series C Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series C Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the depositary to vote the amount of the Series C Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series C Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series C Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrC.”

Form of Preferred Stock and Depositary Shares

The depositary shares are issued in book-entry form through The Depository Trust Company. The Series C Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES D

DESCRIPTION OF SERIES D PREFERRED STOCK

The depositary is the sole holder of the Company’s Series D Preferred Stock, and all references herein to the holders of the Series D Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series D Preferred Stock, as described below under “Description of Depositary Shares”.

The following is a brief description of the material terms of the Series D Preferred Stock. The following summary of the terms and provisions of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series D Preferred Stock is part of a single series of authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series D Preferred Stock, issue additional shares of the Series D Preferred Stock, up to the maximum number of authorized but unissued shares.

Shares of the Series D Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2019 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series D Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series D Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.

The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, except under certain limited circumstances described below under “— Regulatory Changes Relating to Capital Adequacy”. The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series D Preferred Stock.

Dividends

Dividends on shares of the Series D Preferred Stock are not mandatory. Holders of Series D Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August, and November of each year (each, a dividend payment date). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to the greater of (1) 0.67% above LIBOR (as described below) on the related LIBOR determination date (as described below) or (2) 4.00%. In the event that the Company issues additional shares of Series D Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.

Dividends will be payable to holders of record of Series D Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series D Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series D Preferred Stock are computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day.

For any dividend period, LIBOR shall be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Moneyline Telerate Page 3750 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.

•

If the rate described above does not appear on Moneyline Telerate page 3750 (or any successor or replacement page), LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new dividend period will be LIBOR in effect for the prior dividend period.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

This subscription uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.

The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

Dividends on shares of Series D Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series D Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series D Preferred Stock are declared for any future dividend period.

So long as any share of Series D Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series D Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.

As used in this description of the Series D Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series D Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company. Junior stock includes the Company’s common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) in full upon the Series D Preferred Stock and any shares of parity stock, all dividends declared upon the Series D Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series D Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) bear to each other.

As used in this description of the Series D Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series D Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series D Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series D Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series D Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series D Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series D Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series D Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series D Preferred Stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series D Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series D Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series D Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.

Redemption

The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series D Preferred Stock is currently redeemable at the Company’s option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series D Preferred Stock have no right to require the redemption or repurchase of the Series D Preferred Stock.

If shares of the Series D Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series D Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series D Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series D Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series D Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.

See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series D Preferred Stock.

Regulatory Changes Relating to Capital Adequacy

The Company was previously regulated by the SEC as a consolidated supervised entity (“CSE”) pursuant to the SEC’s rules relating to CSEs (referred to as the “CSE Rules”). The Company treated the Series D Preferred Stock as allowable capital in accordance with the CSE Rules (such capital is referred to below as “Allowable Capital”).

If the regulatory capital requirements that apply to the Company change in the future, the Series D Preferred Stock may be converted, at the Company’s option and without consent of the holders, into a new series of preferred stock, subject to the limitations described below. The Company will be entitled to exercise this conversion right as follows.

If both of the following occur:

•

The Company (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “regulations”) relating to the Company’s capital adequacy, which regulation (i) modifies the existing requirements for treatment as Allowable Capital, (ii) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to regulations of any governmental body having jurisdiction over the Company (or any of the Company’s subsidiaries or consolidated affiliates) and implementing capital standards published by the Basel Committee on Banking Supervision, the SEC, the Federal Reserve Board or any other United States national governmental body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (iii) provides for a type of capital that in the Company’s judgment (after consultation with counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (ii) or (iii) is referred to below as “Tier 1 Capital Equivalent”), and

•

the Company affirmatively elects to qualify the Series D Preferred Stock for such Allowable Capital or Tier 1 Capital Equivalent treatment without any sublimit or other quantitative restriction on the inclusion of the Series D Preferred Stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such regulations, then, upon such affirmative election, the Series D Preferred Stock shall be convertible at the Company’s option into a new series of preferred stock having terms and provisions substantially identical to those of the Series D Preferred Stock, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and such limitations and restrictions thereof, as are necessary, in the Company’s judgment (after consultation with counsel of recognized standing), to comply with the Required Unrestricted Capital Provisions (defined below), provided that the Company will not cause any such conversion unless the Company determines that the rights, preferences, privileges and voting powers of such new series of preferred stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole. For example, the Company could agree to restrict its ability to pay dividends on or redeem the new series of preferred stock for a specified period or indefinitely, to the extent permitted by the terms and provisions of the new series of preferred stock, since such a restriction would be permitted in the Company’s discretion under the terms and provisions of the Series D Preferred Stock.

The Company will provide notice to holders of the Series D Preferred Stock of any election to qualify the Series D Preferred Stock for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series D Preferred Stock into a new series of preferred stock, promptly upon the effectiveness of any such election or determination. A copy of any such notice and of the relevant regulations will be on file at the Company’s principal offices and, upon request, will be made available to any stockholder.

As used above, the term “Required Unrestricted Capital Provisions” means the terms that are, in the Company’s judgment (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Company elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to applicable regulations.

Voting Rights

Except as provided below, the holders of the Series D Preferred Stock have no voting rights.

Whenever dividends on any shares of the Series D Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such directors shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series D Preferred Stock and any such series of voting preferred stock for at least four dividend periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Series D Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series D Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series D Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four dividend periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series D Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a Nonpayment, the Company may take account of any dividend the Company elects to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series D Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series D Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series D Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series D Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series D Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock. In addition, any conversion of the Series D Preferred Stock upon the occurrence of certain regulatory events, as discussed above under “— Regulatory Changes Relating to Capital Adequacy”, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series D Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of the Series D Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series D Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series D Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series D Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series D Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Series D Preferred Stock to effect such redemption.

DESCRIPTION OF DEPOSITARY SHARES

Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

General

The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series D Preferred Stock and evidenced by a depositary receipt. The shares of Series D Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series D Preferred Stock represented by such depositary share, to all the rights and preferences of the Series D Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series D Preferred Stock to the record holders of depositary shares relating to the underlying Series D Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series D Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the Company redeems the Series D Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series D Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series D Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series D Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series D Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series D Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series D Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series D Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series D Preferred Stock, may instruct the depositary to vote the amount of the Series D Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series D Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series D Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrD.”

Form of Preferred Stock and Depositary Shares

The depositary shares are issued in book-entry form through The Depository Trust Company. The Series D Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF 5.50% FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES J

DESCRIPTION OF SERIES J PREFERRED STOCK

The depositary is the sole holder of the Company’s Series J Preferred Stock, and all references herein to the holders of the Series J Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of Series J Preferred Stock, as described below under “Description of Depositary Shares”.

The following is a brief description of the material terms of the Series C Preferred Stock. The following summary of the terms and provisions of the Series J Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series J Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series J Preferred Stock, issue additional shares of the Series J Preferred Stock, up to the maximum number of authorized but unissued shares.

Shares of the Series J Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2019 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of Series J Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series J Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series J Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.

The Series J Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series J Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series J Preferred Stock. The Series J Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.

Dividends

Dividends on shares of the Series J Preferred Stock are not mandatory. Holders of Series J Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a dividend payment date). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 5.50% from the original issue date to, but excluding, May 10, 2023, and, thereafter at a floating rate per annum equal to LIBOR plus 3.64% on the related LIBOR determination date. In the event that the Company issues additional shares of Series J Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.

Dividends will be payable to holders of record of Series J Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series J Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series J Preferred Stock for any period beginning prior to May 10, 2023 are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends for periods beginning on or after such date will be calculated on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless, after May 10, 2023, such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day. “Business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

For any dividend period commencing on or after May 10, 2023, LIBOR will be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.

•

If the rate described above does not so appear on the Reuters screen LIBOR01 (or any successor or replacement page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.

•

If fewer than two of the requested quotations described above are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.

•

If no quotation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London business day immediately preceding the first day of such dividend period in its sole discretion.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

The term “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

Dividends on shares of Series J Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series J Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series J Preferred Stock are declared for any future dividend period.

So long as any share of Series J Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series J Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.

As used in this description of the Series J Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series J Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company Junior stock includes the Company’s common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Stock, on a dividend payment date falling within the related dividend period for the Series J Preferred Stock) in full on the Series J Preferred Stock and any shares of parity stock, all dividends declared on the Series J Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Stock, on a dividend payment date falling within the related dividend period for the Series J Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series J Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Stock, on a dividend payment date falling within the related dividend period for the Series J Preferred Stock) bear to each other.

As used in this description of the Series J Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series J Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series J Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series J Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series J Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if and to the extent such act would cause the Company to fail to comply, with applicable laws and regulations. The restated certificate of incorporation provides that dividends on the Series J Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause the Company to fail to comply with applicable capital adequacy standards.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series J Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series J Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series J Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

The Series J Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series J Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series J Preferred Stock, the amounts paid to the holders of Series J Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series J Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series J Preferred Stock, the merger or consolidation the Company with any other entity, including a merger or consolidation in which the holders of Series J Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of the Company.

Redemption

The Series J Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The Company may, at its option, redeem the Series J Preferred Stock (i) in whole or in part, from time to time, on any date on or after May 10, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared. Holders of Series J Preferred Stock have no right to require the redemption or repurchase of the Series J Preferred Stock.

The Company is a bank holding company and a financial holding company regulated by the Federal Reserve Board. The Company treats the Series J Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).

A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series J Preferred Stock, (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series J Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series J Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series J Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series J Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

The Company will not exercise its option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) if then required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Series J Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).

If shares of Series J Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series J Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series J Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series J Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series J Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series J Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series J Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series J Preferred Stock, such shares of Series J Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series J Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable.

See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series J Preferred Stock.

Voting Rights

Except as provided below, the holders of Series J Preferred Stock have no voting rights.

Whenever dividends on any shares of Series J Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series J Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting.

These voting rights will continue until dividends on the shares of Series J Preferred Stock and any such series of voting preferred stock for four consecutive dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Series J Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series J Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series J Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for four consecutive dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of Series J Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series J Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series J

Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series J Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series J Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series J Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series J Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series J Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series J Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series J Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series J Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series J Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series J Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series J Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series J Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series J Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series J Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series J Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series J Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series J Preferred Stock to effect such redemption.

DESCRIPTION OF DEPOSITARY SHARES

Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

General

The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series J Preferred Stock and evidenced by a depositary receipt. The shares of Series J Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series J Preferred Stock represented by such depositary share, to all the rights and preferences of the Series J Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series J Preferred Stock to the record holders of depositary shares relating to the underlying Series J Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series J Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the Company redeems the Series J Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series J Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series J Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series J Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series J Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or in such other manner determined by the depositary to be equitable. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series J Preferred Stock

When the depositary receives notice of any meeting at which the holders of Series J Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series J Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series J Preferred Stock, may instruct the depositary to vote the amount of Series J Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series J Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series J Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrJ.”

Form of Preferred Stock and Depositary Shares

The depositary shares are issued in book-entry form through The Depository Trust Company. The Series J Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF 6.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES K

DESCRIPTION OF SERIES K PREFERRED STOCK

The depositary is the sole holder of the Company’s Series K Preferred Stock, and all references herein to the holders of the Series K Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of Series K Preferred Stock, as described below under “Description of Depositary Shares”.

The following is a brief description of the material terms of the Series K Preferred Stock. The following summary of the terms and provisions of the Series K Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series K Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series K Preferred Stock, issue additional shares of the Series K Preferred Stock, up to the maximum number of authorized but unissued shares.

Shares of the Series K Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock outstanding as of December 31, 2019 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of Series K Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series K Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series K Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.

The Series K Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series K Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series K Preferred Stock. The Series K Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.

Dividends

Dividends on shares of the Series K Preferred Stock are not mandatory. Holders of Series K Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a dividend payment date). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 6.375% from the original issue date to, but excluding, May 10, 2024 (or, if not a business day, the next succeeding business day), and, thereafter at a floating rate per annum equal to LIBOR plus 3.55% on the related LIBOR determination date. In the event that the Company issues additional shares of Series K Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued.

Dividends will be payable to holders of record of Series K Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series K Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series K Preferred Stock for any period beginning prior to May 10, 2024 will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends for periods beginning on or after such date will be calculated on the basis of a 360-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day unless, after May 10, 2024, such day falls in the next calendar month, in which case the dividend payment date will be the immediately preceding day that is a business day. “Business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

For any dividend period commencing on or after May 10, 2024, LIBOR will be determined by the calculation agent on the second London business day immediately preceding the first day of such dividend period in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period.

•

If the rate described above does not so appear on the Reuters screen LIBOR01 (or any successor or replacement page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such dividend period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the quotations.

•

If fewer than two of the requested quotations described above are provided, LIBOR for the second London business day immediately preceding the first day of such dividend period will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London business day immediately preceding the first day of such dividend period, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such dividend period, and in a Representative Amount.

•

If no quotation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London business day immediately preceding the first day of such dividend period in its sole discretion.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

The term “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

Dividends on shares of Series K Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series K Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.

So long as any share of Series K Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.

As used in this description of the Series K Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series K Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. Junior stock includes the Company’s common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series K Preferred Stock, on a dividend payment date falling within the related dividend period for the Series K Preferred Stock) in full on the Series K Preferred Stock and any shares of parity stock, all dividends declared on the Series K Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series K Preferred Stock, on a dividend payment date falling within the related dividend period for the Series K Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series K Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series K Preferred Stock, on a dividend payment date falling within the related dividend period for the Series K Preferred Stock) bear to each other.

As used in this description of the Series K Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series K Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series K Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series K Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series K Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if and to the extent such act would cause the Company to fail to comply, with applicable laws, rules and regulations. The restated certificate of incorporation provides that dividends on the Series K Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause the Company to fail to comply with applicable capital adequacy standards.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series K Preferred Stock are entitled to receive out of assets of the Company, available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series K Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred

Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

The Series K Preferred Stock, like the Company’s other series of preferred stock, may be fully subordinate to any interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of Series K Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series K Preferred Stock, the amounts paid to the holders of Series K Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Company’s Series K Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series K Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series K Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of the Company.

Redemption

The Series K Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The Company may, at the Company’s option, redeem the Series K Preferred Stock (i) in whole or in part, from time to time, on any date on or after May 10, 2024 (or, if not a business day, the next succeeding business day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared. Holders of Series K Preferred Stock have no right to require the redemption or repurchase of the Series K Preferred Stock.

The Company is a bank holding company and a financial holding company regulated by the Federal Reserve Board. The Company treats the Series K Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).

A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series K Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series K Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series K Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series K Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series K Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

The Company will not exercise its option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Series K Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).

If shares of Series K Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series K Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series K Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series K Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series K Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series K Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series K Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series K Preferred Stock, such shares of Series K Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series K Preferred Stock.

Voting Rights

Except as provided below, the holders of Series K Preferred Stock have no voting rights.

Whenever dividends on any shares of Series K Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series K Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series K Preferred Stock and any such series of voting preferred stock for four consecutive dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Series K Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series K Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series K Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for four consecutive dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of Series K Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series K Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series K

Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series K Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series K Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series K Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series K Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series K Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series K Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series K Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series K Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series K Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series K Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series K Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series K Preferred Stock to effect such redemption.

DESCRIPTION OF DEPOSITARY SHARES

Please note as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

General

The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series K Preferred Stock and evidenced by a depositary receipt. The shares of Series K Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series K Preferred Stock represented by such depositary share, to all the rights and preferences of the Series K Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series K Preferred Stock to the record holders of depositary shares relating to the underlying Series K Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series K Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the Company redeems the Series K Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series K Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series K Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series K Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series K Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series K Preferred Stock

When the depositary receives notice of any meeting at which the holders of Series K Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series K Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series K Preferred Stock, may instruct the depositary to vote the amount of Series K Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series K Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series K Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrK.”

Form of Preferred Stock and Depositary Shares

The depositary shares are issued in book-entry form through The Depository Trust Company. The Series K Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF THE DEPOSITARY SHARES, EACH REPRESENTING 1/1,000TH INTEREST IN A SHARE OF 6.30% NON-CUMULATIVE PREFERRED STOCK, SERIES N

DESCRIPTION OF SERIES N PREFERRED STOCK

The depositary is the sole holder of the Company’s Series N Preferred Stock, and all references herein to the holders of the Series N Preferred Stock shall mean the depositary. However, the holders of depositary shares are entitled, through the depositary, to exercise the rights and preferences of the holders of Series N Preferred Stock, as described below under “Description of Depositary Shares”.

The following is a brief description of the material items of the Series N Preferred Stock. The following summary of the terms and provisions of the Series N Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. The Series N Preferred Stock is part of a single series of the Company’s authorized preferred stock. The Company may from time to time, without notice to or the consent of holders of the Series N Preferred Stock, issue additional shares of the Series N Preferred Stock, up to the maximum number of authorized but unissued shares.

Shares of the Series N Preferred Stock rank senior to the Company’s common stock, equally with each other series of the Company’s preferred stock as of December 31, 2019 and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of Series N Preferred Stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. Holders of the Series N Preferred Stock may be fully subordinated to interests held by the U.S. government in the event the Company enters into a receivership, insolvency, liquidation or similar proceeding. In addition, the Company will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series N Preferred Stock is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of Series N Preferred Stock do not have preemptive or subscription rights to acquire more stock of the Company.

The Series N Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series N Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series N Preferred Stock. The Series N Preferred Stock represents non-withdrawable capital, is not a bank deposit and is not insured by the FDIC or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank.

Dividends

Dividends on shares of the Series N Preferred Stock are not mandatory. Holders of Series N Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, non-cumulative cash dividends from the original issue date, quarterly in arrears on the 10th day of February, May, August and November of each year (each, a dividend payment date). These dividends accrue, with respect to each dividend period, on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 6.30%. In the event that the Company issues additional shares of Series N Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued. Payment dates are subject to adjustment for business days.

Dividends will be payable to holders of record of Series N Preferred Stock as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day. The corresponding record dates for the depositary shares are the same as the record dates for the Series N Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series N Preferred Stock are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

Dividends on shares of Series N Preferred Stock are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Series N Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series N Preferred Stock are declared for any future dividend period.

So long as any share of Series N Preferred Stock remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s junior stock (as defined below) (other than a dividend payable solely in junior stock), and no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock and other than through the use of the proceeds of a substantially contemporaneous sale of junior stock), during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series N Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s junior stock in the ordinary course of business.

As used in this description of the Series N Preferred Stock, “junior stock” means any class or series of stock of the Company that ranks junior to the Series N Preferred Stock either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. Junior stock includes the Company’s common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series N Preferred Stock, on a dividend payment date falling within the related dividend period for the Series N Preferred Stock) in full on the Series N Preferred Stock and any shares of parity stock, all dividends declared on the Series N Preferred Stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series N Preferred Stock, on a dividend payment date falling within the related dividend period for the Series N Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series N Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series N Preferred Stock, on a dividend payment date falling within the related dividend period for the Series N Preferred Stock) bear to each other.

As used in this description of the Series N Preferred Stock, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series N Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Series N Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series N Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series N Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if and to the extent such act would cause the Company to fail to comply, with applicable laws, rules and regulations. The restated certificate of incorporation provides that dividends on the Series N Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause the Company to fail to comply with applicable capital adequacy standards.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series N Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of Series N Preferred Stock, a liquidating distribution in the amount of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series N Preferred Stock will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

The Series N Preferred Stock, like the Company’s other series of preferred stock, may be fully subordinate to any interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In any such distribution, if the assets of the Company. are not sufficient to pay the liquidation preferences in full to all holders of Series N Preferred Stock and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Series N Preferred Stock, the amounts paid to the holders of Series N Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Series N Preferred Stock and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Series N Preferred Stock, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Series N Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of the Company.

Redemption

The Series N Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. The Company may, at its option, redeem the Series N Preferred Stock (i) in whole or in part, from time to time, on any date on or after May 10, 2021 (or, if not a business day, on the next succeeding business day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus accrued and unpaid dividends for the then-current dividend period to but excluding the redemption date, whether or not declared. Holders of Series N Preferred Stock have no right to require the redemption or repurchase of the Series N Preferred Stock.

The Company is a bank holding company and a financial holding company regulated by the Federal Reserve Board. The Company treats the Series N Preferred Stock as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).

A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series N Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series N Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series N Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series N Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series N Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to the Company as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

The Company will not exercise its option to redeem any shares of preferred stock without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Series N Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).

If shares of Series N Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series N Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series N Preferred Stock are held in global form through The Depository Trust Company, or “DTC”, the Company may give such notice in any manner permitted by the DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of Series N Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series N Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series N Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any shares of Series N Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series N Preferred Stock, such shares of Series N Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series N Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot.

See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to the Company’s Series N Preferred Stock.

Voting Rights

Except as provided below or as required by law, the holders of Series N Preferred Stock have no voting rights.

Whenever dividends on any shares of Series N Preferred Stock shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series N Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series N Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Series N Preferred Stock, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Series N Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series N Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four consecutive dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of Series N Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment)

and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series N Preferred Stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series N Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of Series N Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series N Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

amend or alter the provisions of the Company’s restated certificate of incorporation so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series N Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series N Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series N Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of Series N Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series N Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series N Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series N Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series N Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series N Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series N Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series N Preferred Stock, the Company may amend, alter, supplement or repeal any terms of the Series N Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series N Preferred Stock that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series N Preferred Stock that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series N Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series N Preferred Stock to effect such redemption.

DESCRIPTION OF DEPOSITARY SHARES

Please note that as used in this section, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that the Company or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depository Trust Company.

General

The Company has issued fractional interests in shares of preferred stock in the form of depositary shares, each representing a 1/1,000th ownership interest in a share of Series N Preferred Stock and evidenced by a depositary receipt. The shares of Series N Preferred Stock represented by depositary shares are deposited under a deposit agreement among the Company, the depositary and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series N Preferred Stock represented by such depositary share, to all the rights and preferences of the Series N Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series N Preferred Stock to the record holders of depositary shares relating to the underlying Series N Preferred Stock in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with the Company’s approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series N Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by the Company on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the Company redeems the Series N Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series N Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series N Preferred Stock (or $25 per depositary share). Whenever the Company redeems shares of Series N Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series N Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the Company will redeem depositary shares only in increments of 1,000 shares and any multiple thereof.

Voting the Series N Preferred Stock

When the depositary receives notice of any meeting at which the holders of Series N Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series N Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series N Preferred Stock, may instruct the depositary to vote the amount of Series N Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of Series N Preferred Stock represented by depositary shares in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series N Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.

Listing

The depositary shares are listed on the New York Stock Exchange under the ticker symbol “GS PrN.”

Form of Preferred Stock and Depositary Shares

The depositary shares are issued in book-entry form through The Depository Trust Company. The Series N Preferred Stock is issued in registered form to the depositary.

DESCRIPTION OF (i) 5.793% FIXED-TO-FLOATING RATE NORMAL AUTOMATIC PREFERRED ENHANCED CAPITAL SECURITIES OF GOLDMAN SACHS CAPITAL II (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.) AND (ii) FLOATING RATE NORMAL AUTOMATIC PREFERRED ENHANCED CAPITAL SECURITIES OF GOLDMAN SACHS CAPITAL III (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.)

The following is a brief description of the terms of the 5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II and the Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (the “APEX”) and of the Trust Agreements (both as defined below) under which they are issued. It does not purport to be complete. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

The APEX and the Common Securities of Goldman Sachs Capital II (“Capital II”) and Goldman Sachs Capital III (“Capital III”), each a Delaware statutory trust (a “Trust”), represent beneficial interests in the relevant Trust. The Trust in respect of Capital II holds the Company’s Perpetual Non-Cumulative Preferred Stock, Series E (the “Series E Preferred Stock”), and the Trust in respect of Capital III holds the Company’s Perpetual Non-Cumulative Preferred Stock, Series F (the “Series F Preferred Stock”, and collectively with the Series E Preferred Stock, the “Preferred”).

Each holder of APEX has a beneficial interest in the relevant Trust but does not own any specific shares of the Preferred held by that Trust. However, the applicable trust agreement among the Company, The Bank of New York Mellon, BNY Mellon Trust of Delaware, the administrative trustees and the several holders of the relevant Trust securities (each, a “Trust Agreement”) under which each Trust operates defines the financial entitlements of its APEX in a manner that causes those financial entitlements to correspond to the financial entitlements of that Trust in the Preferred it holds. Accordingly, each APEX of Capital II corresponds to 1/100th of a share of Series E Preferred Stock held by Capital II and each APEX of Capital III corresponds to 1/100th of a share of Series F Preferred Stock held by Capital III.

The Trusts

Each Trust is a statutory trust organized under Delaware law pursuant to a Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State.

The Trusts are used solely for the following purposes:

•	issuing the APEX and the Common Securities;

•	holding shares of the Preferred; and

•	engaging in other activities that are directly related to the activities described above.

The Company owns all of the Common Securities, either directly or indirectly. The Common Securities rank equally with the APEX and the Trusts make payment on their Trust securities pro rata, except that if the Company pays less than the full dividend on or redemption price of the Preferred, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the APEX.

Each Trust is perpetual, but may be dissolved earlier as provided in its Trust Agreement.

The Company pays all fees and expenses related to the Trusts.

DESCRIPTION OF THE APEX

General

The APEX are securities of each Trust and are issued pursuant to the applicable Trust Agreement. The Property Trustee, The Bank of New York Mellon, acts as indenture trustee for the APEX under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. Each APEX has a liquidation amount of $1,000.

The terms of the APEX of each Trust include those stated in the Trust Agreement for such Trust, including any amendments thereto and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

In addition to the APEX, each Trust Agreement authorizes the administrative trustees of the Trust to issue the Common Securities on behalf of the Trust. The Company owns, directly or indirectly, all of the Common Securities. The Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise are made on a proportionate basis, with the APEX except as set forth below under “— Ranking of Common Securities.” The Trust Agreements do not permit the Trust to issue any securities other than the Common Securities and the APEX or to incur any indebtedness.

Under the Trust Agreement, the Property Trustee on behalf of the relevant Trust holds the Preferred for the benefit of the holders of its APEX and Common Securities.

The payment of distributions out of money held by a Trust, and payments upon redemption of the APEX or liquidation of the Trust, are guaranteed by the Company to the extent described under “Description of the Guarantees.” Each Guarantee, when taken together with the Company’s obligations under the applicable Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to its Common Securities and APEX, has the effect of providing a full and unconditional guarantee of amounts due on the APEX. The Bank of New York Mellon, as the Guarantee Trustee, holds each Guarantee for the benefit of the holders of the APEX. The Guarantees do not cover payment of distributions when the Trusts do not have sufficient available funds to pay those distributions.

When the term “holder” is used in this description of the APEX with respect to a registered APEX, it means the person in whose name such APEX is registered in the security register. The APEX are currently held in book-entry form only, and are held in the name of DTC or its nominee.

Capital II’s APEX are listed on the New York Stock Exchange under the symbol “GS/PE” and Capital III’s APEX are listed on the New York Stock Exchange under the symbol “GS/PF”.

The financial entitlements as a holder of APEX generally correspond to the applicable Trust’s financial entitlements as a holder of the Preferred. The corresponding asset for each APEX is a 1/100th, or $1,000, interest in one share of Preferred held by the Trust. Each Trust will pass through to the holder amounts that it receives on the corresponding assets for the APEX as distributions on, or the liquidation preference of, APEX. Holders of a Trust’s APEX are be entitled to receive distributions corresponding to non-cumulative dividends on the Preferred held by the Trust. These cash dividends are payable if, as and when declared by the Company’s board of directors, on the Dividend Payment Dates (as defined below), which are: quarterly in arrears on each March 1, June 1, September 1 and December 1 (or if such day is not a business day, the next business day).

Assuming that the Company does not elect to pay partial dividends or to skip dividends on the Preferred, holders of APEX will receive distributions on the $1,000 liquidation amount per APEX at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.765% (in the case of Capital II’s APEX) or 0.77% (in the case of Capital III’s APEX) and (y) 4.000%, payable quarterly on each March 1, June 1, September 1 and December 1 (or if any such date is not a business day, on the next business day).

Dividends are calculated on the basis of a 360-day year and the number of days actually elapsed in the dividend period. Distributions on the APEX and dividends on the Preferred are non-cumulative.

The Bank of New York Mellon acts as registrar and transfer agent, or “Transfer Agent,” for the APEX. If The Bank of New York Mellon should resign or be removed, the Company or the Trust will designate a successor and the term “Transfer Agent” as used herein will refer to that successor. A “business day” as used in this section means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

Each Trust must make distributions on its APEX on each distribution date to the extent that it has funds available therefor. A Trust’s funds available for distribution to a holder of its APEX will be limited to payments received from the Company on the Preferred held by the Trust. The Company guarantees the payment of distributions on the APEX out of moneys held by each Trust to the extent of available Trust funds, as described under “Description of the Guarantees” below.

Distributions on the APEX are payable to holders as they appear in the security register of the Trust on the relevant record dates. The record dates are the fifteenth calendar day immediately preceding the next succeeding distribution date. Distributions are paid through the Property Trustee or paying agent, who hold amounts received in respect of the Preferred for the benefit of the holders of the APEX.

For more information about dividends on the Preferred, see “Description of the Preferred — Dividends” below.

Agreed Tax Treatment of the APEX

As a beneficial owner of APEX, by acceptance of the beneficial interest therein, the holder will be deemed to have agreed, for all U.S. federal income tax purposes:

•	to treat the holder as the owner of a 1/100th interest in a share of the relevant Preferred; and

•	to treat the Trust as one or more grantor trusts or agency arrangements.

Mandatory Redemption of APEX upon Redemption of the Preferred

The APEX have no stated maturity but must be redeemed on the date the Company redeems the Preferred, and the Property Trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the APEX. The Preferred is perpetual but the Company may redeem it on any Dividend Payment Date, subject to certain limitations. See “Description of the Preferred — Redemption” below. The redemption price per APEX will equal the redemption price of the Preferred. See “Description of the Preferred — Redemption” below. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by the Company for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If less than all of the shares of the Preferred held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the APEX and the Common Securities, except as set forth below under “— Ranking of Common Securities.”

The term “like amount” as used above means APEX having a liquidation amount equal to that portion of the liquidation amount of the Preferred to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such APEX.

Distributions to be paid on or before the redemption date for any APEX called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the APEX called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the APEX funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the APEX.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such APEX called for redemption will cease, except the right of the holders of such APEX to receive the redemption price and any distribution payable in respect of the APEX on or prior to the redemption date, but without interest on such redemption price; and

•

the APEX called for redemption will cease to be outstanding. If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.

If payment of the redemption amount for the Preferred held by a Trust called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust’s APEX is not paid either by the Trust or by the Company under the applicable Guarantee, then dividends on the Preferred called for redemption will continue to accrue and distributions on such series of APEX called for redemption will continue to accumulate at the applicable rate then borne by such APEX from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

Redemptions of the APEX will require prior approval of the Federal Reserve Board.

The Company will not exercise its option to redeem any shares of the Preferred without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes the Company to do otherwise in writing, the Company will redeem the Preferred only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock).

If less than all of the outstanding shares of the Preferred held by a Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of APEX and Common Securities of that Trust to be redeemed shall be allocated pro rata to the APEX and Common Securities based upon the relative liquidation amounts of such series, except as set forth below under “— Ranking of Common Securities.” The Property Trustee will select the particular APEX to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding APEX not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the APEX selected for redemption and, in the case of any APEX selected for redemption in part, the liquidation amount to be redeemed.

For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of APEX shall relate, in the case of any APEX redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of APEX that has been or is to be redeemed. If less than all of the APEX, the APEX held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures.

Liquidation Distribution upon Dissolution

Pursuant to each Trust Agreement, the applicable Trust shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of the Company;

•	redemption of all of its APEX as described above; and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of the Company, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of its APEX a like amount of the Preferred held by the Trust as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Property Trustee will liquidate the Trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of its APEX a like amount of the Preferred held by the Trust as of the date of such distribution. The Property Trustee shall give notice of liquidation to each holder of APEX at least 30 days and not more than 60 days before the date of liquidation.

If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the Preferred in the manner provided above is not possible, or if the early dissolution occurs as a result of the redemption of all the APEX, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the APEX, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth below under “— Ranking of Common Securities.”

The term “like amount” as used above means Preferred having a liquidation preference equal to the liquidation amount of the APEX of the holder to whom such Preferred would be distributed.

Distribution of Trust Assets

Upon liquidation of a Trust other than as a result of an early dissolution upon the redemption of all the APEX and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.

After the liquidation date fixed for any distribution of assets of the Trust:

•	the APEX will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the APEX, will receive a registered global certificate or certificates representing the Preferred to be delivered upon such distribution;

•

any certificates representing the APEX not held by DTC or its nominee will be deemed to represent shares of the Preferred having a Liquidation Preference equal to the APEX until such certificates are so surrendered for transfer and reissuance; and

•	all rights of the holders of the APEX will cease, except the right to receive Preferred upon such surrender.

Since each APEX corresponds to 1/100th of a share of Preferred, holders of APEX may receive fractional shares of the Preferred or depositary shares representing the Preferred upon this distribution.

Ranking of Common Securities

If on any distribution date a Trust does not have funds available from dividends on the Preferred it holds to make full distributions on its APEX and Common Securities, then the available funds from dividends on the Preferred it holds shall be applied first to make distributions then due on its APEX on a pro rata basis on such distribution date up to the amount of such distributions corresponding to dividends on the Preferred (or if less, the amount of the corresponding distributions that would have been made on the APEX had the Company paid a full dividend on the Preferred) before any such amount is applied to make a distribution on the Trust’s Common Securities on such distribution date.

If on any date where APEX and Common Securities must be redeemed because the Company is redeeming Preferred and a Trust does not have funds available from the Company’s redemption of the Preferred it holds to pay the full redemption price then due on all of its outstanding APEX and Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the APEX to be redeemed on such redemption date and (ii) Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the APEX to be redeemed.

If an early dissolution event occurs in respect of a Trust, no liquidation distributions shall be made on its Common Securities until full liquidation distributions have been made on its APEX.

In the case of any event of default under the Trust Agreement of a Trust resulting from the Company’s failure to comply in any material respect with any of its obligations as issuer of the Preferred held by the Trust, including obligations set forth in its restated certificate of incorporation, as amended, or “restated certificate of incorporation,” or arising under applicable law, the Company, as holder of its Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to its APEX have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of its APEX and not on the Company’s behalf, and only the holders of its APEX will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under a Trust Agreement, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the failure to comply in any material respect with the Company’s obligations as issuer of the Preferred, under its restated certificate of incorporation, or those of the Trust, or arising under applicable law;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the Company’s failure to appoint a successor Property Trustee within 90 days.

Within 30 days after any Trust Event of Default with respect to a Trust actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of its APEX and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. The Company, as sponsor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not the Company or the administrative trustees are in compliance with all the conditions and covenants applicable to the Company and to the administrative trustees under the Trust Agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any other person, except as described below or as otherwise described in its Trust Agreement. A Trust may, at the Company’s request, with the consent of the administrative trustees but without the consent of the holders of its APEX, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to its APEX, or

•

substitutes for its APEX other securities having substantially the same terms as its APEX, or the “Successor Securities,” so long as the Successor Securities rank the same as its APEX in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Preferred then held by or on behalf of the Property Trustee;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause its APEX, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of its APEX, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of its APEX, including any Successor Securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act”;

•

the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

•

the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, a Trust may not, except with the consent of holders of 100% in liquidation amount of its APEX, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of a Trust Agreement

Except as provided herein and under “Description of the Guarantees — Amendments and Assignment” below and as otherwise required by law and the Trust Agreement, the holders of a Trust’s APEX have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to its Trust Agreement, including in respect of the Preferred held by the Trust. Under the Trust Agreement, however, the Property Trustee is required to obtain their consent before exercising some of its rights in respect of these securities.

Trust Agreement. The Company and the administrative trustees may amend a Trust’s Trust Agreement without the consent of the holders of its APEX, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of APEX or the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, to:

•

cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;

•

modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act;

•

provide that certificates for the APEX may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by the Company of an authentication agent and certain related provisions;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the Trust Agreement to the description of the Trust Agreement, the APEX and the Common Securities in the prospectus dated December 5, 2006, of the Company and the Trusts, as supplemented by the prospectus supplement, dated May 8, 2007, in the manner provided in the Trust Agreement.

Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the APEX.

The Company and the administrative trustees may generally amend a Trust’s Trust Agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of its APEX; and

•

receipt by the administrative trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the administrative trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, a Trust Agreement may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Preferred Stock. So long as Preferred is held by the Property Trustee on behalf of a Trust, the trustees of the Trust will not waive any rights in respect of the Preferred without obtaining the prior approval of the holders of at least a majority in liquidation amount of its APEX then outstanding. The trustees of the Trust shall also not consent to any amendment to the Trust’s or the Company’s governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of APEX. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at the Company’s expense, an opinion of counsel to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General. Any required approval of holders of APEX may be given at a meeting of holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder in the manner set forth in the Trust Agreement.

No vote or consent of the holders of APEX will be required for a Trust to redeem and cancel the APEX in accordance with a Trust Agreement.

Notwithstanding that holders of the APEX are entitled to vote or consent under any of the circumstances described above, any of the APEX that are owned by the Company or its affiliates or the trustees shall be deemed not to be outstanding.

Payment and Paying Agent

Payments on the APEX shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any APEX are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent is The Bank of New York Mellon and any co-paying agent chosen by the Property Trustee and acceptable to the Company and to the administrative trustees.

Registrar and Transfer Agent

The Bank of New York Mellon acts as registrar and transfer agent, or “Transfer Agent,” for the APEX.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of APEX unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of APEX are entitled under the Trust Agreement to vote, then the Property Trustee will take any action that the Company directs. If the Company does not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

The Company and its affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to each Trust Agreement, the Company, as sponsor, agrees to pay:

•	all debts and other obligations of the Trust (other than with respect to its APEX);

•

all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

Each Trust Agreement is governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate each Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes.

In this regard, the Company and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a Trust or its Trust Agreement, that the Company and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the APEX.

Holders of the APEX have no preemptive or similar rights. The APEX are not convertible into or exchangeable for the Company’s common stock or preferred stock.

Subject to any applicable rules of the Federal Reserve Board (or any successor appropriate federal banking agency), the Company or its affiliates may from time to time purchase any of the APEX that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF THE GUARANTEES

The following is a brief description of the terms of the Guarantee (as defined below) pursuant to the Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016, and the Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016 (collectively, the “Guarantee Agreements”). The description does not purport to be complete.

General

The following payments on each Trust’s APEX, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by the Company under a guarantee, or “Guarantee,” that the Company has executed and delivered for the benefit of the holders of such APEX. Pursuant to each Guarantee, the Company irrevocably and unconditionally agrees to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the APEX, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

The Company’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the Company to the holders of the APEX or by causing the Trust to pay the amounts to the holders.

If the Company does not make a regular dividend payment on the Preferred held by a Trust, the Trust will not have sufficient funds to make the related payments on the relevant series of APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make these payments. Because the Company is a holding company, its rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by the Company of other secured or unsecured indebtedness.

Each Guarantee is qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon acts as “Guarantee Trustee” for each Guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee holds each Guarantee for the benefit of the holders of APEX.

Effect of the Guarantees

Each Guarantee, when taken together with the Company’s obligations and the Trust’s obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the applicable Trust, other than with respect to its Trust securities, has the effect of providing a full and unconditional guarantee, on a subordinated basis, of payments due on its APEX.

The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to its Common Securities to the same extent as the Guarantee.

Status of the Guarantees

Each Guarantee is unsecured and ranks:

•	subordinate and junior in right of payment to all of the Company’s senior and subordinated debt; and

•	equally with any of the Company’s other present or future obligations that by their terms rank pari passu with such Guarantee.

Each Guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. Each Guarantee is held for the benefit of the holders of APEX. Each Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the applicable Trust.

Amendments and Assignment

A Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the applicable outstanding APEX. No vote is required, however, for any changes that do not adversely affect the rights of holders of APEX in any material respect. All guarantees and agreements contained in the Guarantee bind the Company’s successors, assignees, receivers, trustees and representatives and are for the benefit of the holders of the applicable APEX then outstanding.

Termination of the Guarantees

A Guarantee will terminate:

•	upon full payment of the redemption price of all applicable APEX; or

•	upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of APEX must restore payment of any sums paid under the APEX or the Guarantee.

Events of Default

An event of default under a Guarantee will occur if the Company fails to perform any payment obligation or if the Company fails to perform any other obligation under the Guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the applicable APEX have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of APEX may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee’s rights and the Company’s obligations under a Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

As guarantor, the Company is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all applicable conditions and covenants under the Guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantees. Following the occurrence of an event of default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantees at the request of any holder of APEX, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

The Company and its affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

Governing Law

The Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Preferred is that a holder of Preferred would be entitled to receive from the issuer the dividends, redemption payments and payment upon liquidation in respect of Preferred while a holder of Trust securities is entitled to receive distributions from a Trust, or from the Company under a Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each series of APEX will receive the distributions described under “Description of the APEX — Liquidation Distribution upon Dissolution” above. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the holders of the Preferred would be preferred shareholders of the Company, entitled to the preferences upon liquidation described under “Description of the Preferred” below. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of APEX relative to other creditors and to the Company’s shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

DESCRIPTION OF THE PREFERRED

The following is a brief description of the terms of the Preferred held by the relevant Trust. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Company’s restated certificate of incorporation, which is an exhibit to the Annual Report of which this exhibit is a part.

General

The Company’s authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share (including the Preferred).

Shares of the Preferred rank senior to the Company’s common stock, equally with the Company’s outstanding preferred stock outstanding as of December 31, 2019, and at least equally with each other series of preferred stock that the Company may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. The Preferred is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that the Company may not ask them to surrender additional funds. Holders of the Preferred do not have preemptive or subscription rights to acquire more preferred stock of the Company. The Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Preferred.

The Preferred has a fixed liquidation preference of $100,000 per share. If the Company liquidates, dissolves or winds up its affairs, holders of the Preferred will be entitled to receive, out of the Company’s assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share, plus any declared and unpaid dividends, without regard to any undeclared dividends.

Unless the Trust is dissolved prior to the redemption of the Preferred, holders of APEX will not receive shares of the Preferred, and their interest in the Preferred will be represented by their APEX. If the Trust is dissolved, the Company may elect to distribute depositary shares representing the Preferred instead of fractional shares. Since the Preferred is held by the Property Trustee, holders of APEX are only able to exercise voting or other rights with respect to the Preferred through the Property Trustee.

Dividends

Dividends on shares of the Preferred are not mandatory. Holders of the Preferred are entitled to receive, when, as and if declared by the Company’s board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the date of their issuance. These dividends are payable on March 1, June 1, September 1 and December 1 of each year (each, for purposes of this section, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date, at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.765% (in the case of the Series E Preferred Stock) or 0.77% (in the case of the Series F Preferred Stock) and (y) 4.000%.

Dividends are payable to holders of record of the Preferred as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by the Company’s board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, for purposes of this section, a “Dividend Record Date”). These Dividend Record Dates apply regardless of whether a particular Dividend Record Date is a business day.

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date. If any that would otherwise be a Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date.

The amount of dividends payable per share of the Preferred on each Dividend Payment Date is calculated by multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which is the actual number of days in that Dividend Period and the denominator of which is 360, and multiplying the rate obtained by $100,000.

For any Dividend Period, LIBOR shall be determined by Goldman Sachs & Co. LLC, as calculation agent for the Preferred, on the second London business day immediately preceding the first day of such Dividend Period, as the case may be, in the following manner:

•

LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters Screen LIBOR01 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be.

•

If the rate described above does not appear on Reuters Screen LIBOR01 (or any successor or replacement page), LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period or Interest Period, as the case may be, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

•

If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new Dividend Period will be LIBOR in effect for the prior Dividend Period or Interest Period, as the case may be.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at the Company’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

This subsection uses several terms that have special meanings relevant to calculating LIBOR. Those terms have the following meanings:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Screen LIBOR01 Page” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market. If the Company determines not to pay any dividend or a full dividend, the Company will provide prior written notice to the Property Trustee, who will notify holders of APEX, and the administrative trustees.

Dividends on the Preferred are not cumulative. Accordingly, if the board of directors of the Company (or a duly authorized committee of the board) does not declare a dividend on the Preferred payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Preferred are declared for any future Dividend Period.

So long as any share of Preferred remains outstanding, no dividend shall be paid or declared on the Company’s common stock or any other shares of the Company’s Junior Stock (as defined below) (other than a dividend payable solely in Junior Stock), and no common stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock), during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Preferred have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any of the Company’s other affiliates, to engage in any market-making transactions in the Company’s Junior Stock in the ordinary course of business.

As used in this description of the Preferred, “Junior Stock” means any class or series of stock of the Company that ranks junior to the Preferred either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of the Company’s Junior Stock includes the Company’s common stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock, as defined below, having Dividend Payment Dates different from the Dividend Payment Dates pertaining to the Preferred, on a Dividend Payment Date falling within the related Dividend Period for the Preferred) in full upon the Preferred and any shares of Parity Stock, all dividends declared upon the Preferred and all such equally ranking securities payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preferred, on a dividend payment date falling within the related Dividend Period for the Preferred) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Preferred and all Parity Stock payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preferred, on a dividend payment date falling within the related Dividend Period for the Preferred) bear to each other.

As used in this description of the Preferred, “Parity Stock” means any other class or series of stock of the Company that ranks equally with the Preferred in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by the Company’s board of directors (or a duly authorized committee of the board) may be declared and paid on the Company’s common stock and any other stock ranking equally with or junior to the Preferred from time to time out of any funds legally available for such payment, and the shares of the Preferred shall not be entitled to participate in any such dividend.

Redemption

The Preferred may be redeemed (but subject to applicable regulatory limits) in whole or in part, at the Company’s option. Any such redemption will be at a cash redemption price of $100,000 per share, plus any declared and unpaid dividends including, without regard to any undeclared dividends. Holders of Preferred have no right to require the redemption or repurchase of the Preferred. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by the Company for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If fewer than all of the outstanding shares of the Preferred are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Preferred in proportion to the number of shares held by those holders or by lot or in such other manner as the Company’s board of directors or a committee thereof may determine to be fair and equitable.

The Company will mail notice of every redemption of Preferred by first class mail, postage prepaid, addressed to the holders of record of the Preferred to be redeemed at their respective last addresses appearing on the Company’s books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Preferred is held in book-entry form through DTC, the Company may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Preferred designated for redemption will not affect the redemption of any other Preferred. If the Company redeems the Preferred, the Trust, as holder of the Preferred, will redeem the corresponding APEX as described under “Description of the APEX — Mandatory Redemption of APEX upon Redemption of Preferred.”

Each notice shall state:

•	the redemption date;

•	the number of shares of the Preferred to be redeemed and, if less than all shares of the Preferred held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the Preferred is to be redeemed.

The Company’s right to redeem the Preferred once issued is subject to prior approval of the Federal Reserve Board (or any successor banking agency).

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Preferred are entitled to receive out of assets of the Company available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of the Company’s other shares of stock ranking junior as to such a distribution to the shares of the Preferred, a liquidating distribution in the amount of $100,000 per share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Preferred are not entitled to any other amounts from the Company after they have received their full liquidation preference.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Preferred and all holders of any other shares of the Company’s stock ranking equally as to such distribution with the Preferred, the amounts paid to the holders of the Preferred and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Preferred and any other shares of the Company’s stock ranking equally as to the liquidation distribution, the holders of the Company’s other stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

For purposes of this description of the Preferred, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Preferred receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Except as provided below, the holders of the Preferred have no voting rights.

Whenever dividends on any shares of the Preferred shall have not been declared and paid for a period the equivalent of six or more dividend payments, whether or not consecutive, equivalent to at least 18 months Dividend Periods (as used in this section, a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of the Company’s board of directors (as used in this section, the “Preferred Stock Directors”), provided that the election of any such director shall not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Company’s board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on the Company’s board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Preferred or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Preferred and any such series of voting preferred stock for at least one year four Dividend Periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this description of the Preferred, “voting preferred stock” means any other class or series of preferred stock of the Company ranking equally with the Preferred either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of the Preferred and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four Dividend Periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preferred shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four Dividend Periods, whether or not consecutive, the Company may take account of any dividend the Company elects to pay for a Dividend Period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Preferred when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Preferred and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of the Preferred remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•

authorized amount of, any class or series of stock ranking senior to the Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company;

•

amend, alter or repeal the provisions of the Company’s restated certificate of incorporation so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Preferred, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Preferred or a merger or consolidation of the Company with another entity, unless in each case (i) the shares of the Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Preferred or other authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Preferred with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Preferred for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of the Preferred, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Preferred, the Company may amend, alter, supplement or repeal any terms of the Preferred:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Preferred that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Preferred that is not inconsistent with the provisions of the certificate of designations.

The foregoing voting provisions do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of the Preferred to effect such redemption.

Form

The Preferred are issued only in fully registered form. Other than the fractional shares currently held by each Trust, no fractional shares will be issued unless a Trust is dissolved and the Company delivers the shares, rather than depositary receipts representing the shares, to the registered holders of its APEX. If a Trust is dissolved and depositary receipts or shares of the Preferred held by the Trust are distributed to holders of its APEX, the Company would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Preferred, and the circumstances in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts. If the Company determines to issue depositary shares representing fractional interests in the Preferred, each depositary share will be represented by a depositary receipt. In such an event, the Preferred represented by the depositary shares will be deposited under a deposit agreement among the Company, a depositary and the holders from time to time of the depositary receipts representing depositary shares. Subject to the terms and conditions of any deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred represented by such depositary share, to all the rights applicable fraction of a share of the Preferred represented by such depositary share, to all the rights and preferences of the Preferred represented thereby (including dividends, voting, redemption and liquidation rights).

Title

The Company, the transfer agent and registrar for the Preferred held by a Trust, and any of their agents may treat the registered owner of the Preferred, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Preferred shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

If a Trust is dissolved and shares of the Preferred held by the Trust or depositary receipts representing the Preferred are distributed to holders of APEX, the Company may appoint a transfer agent, registrar, calculation agent, redemption agent and dividend disbursement agent for the Preferred. The registrar for the Preferred will send notices to shareholders of any meetings at which holders of the Preferred have the right to vote on any matter.

DESCRIPTION OF MEDIUM-TERM NOTES, SERIES A, INDEX-LINKED NOTES DUE 2037 OF GS FINANCE CORP. (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.)

The following is a brief description of the terms of the Claymore CEF Index Linked GS ConnectSM ETN Index-Linked Notes due 2037 (Linked to the Claymore CEF Index), an issuance of the Medium-Term Notes, Series A of GS Finance Corp. (“GSFC”) (the “Series A Notes”), which are fully and unconditionally guaranteed by the Company. It does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Senior Debt Indenture, dated as of December 4, 2007, among GSFC, the Company, as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GSFC (the “GSFC 2007 Indenture”), which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

Terms of the Series A Notes

The Series A Notes were originally issued on December 11, 2007 and have a stated maturity date of December 10, 2037 and are part of a single tranche within, and part of, a series of senior debt securities entitled “Medium-Term Notes, Series A” that GSFC may issue under the GSFC 2007 Indenture from time to time. The Series A Notes are listed on the New York Stock Exchange Arca under the ticker symbol “GCE.”

The payment of principal of, and any interest and premium on, the Series A Notes is fully and unconditionally guaranteed by the Company. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the Series A Notes has been paid in full or discharged in accordance with the provisions of the GSFC 2007 Indenture, or otherwise fully defeased by GSFC or by the Company. The guarantee of senior debt securities of GSFC, such as the Series A Notes, will rank equally in right of payment to all senior indebtedness of the Company.

The amount that will be paid on the Series A Notes on the stated maturity date will be based on the performance of the Claymore CEF Index, as measured during the period beginning on the trade date of December 6, 2007, through the determination date (three trading days prior to maturity), less any applicable index adjustment amount shortfall (as defined below).

Unless a holder’s notes have been redeemed earlier, on the stated maturity date such holder will be paid an amount in cash calculated as follows:

•

First, GSFC will add (i) the outstanding face amount of the notes plus (ii) the outstanding face amount multiplied by the index return. The “index return” will equal the quotient of (i) the final index level minus the reference distribution amount as of the determination date minus the initial index level divided by (ii) the initial index level, expressed as a percentage. If the closing level of the index on the determination date declines from the initial index level, the index return will be negative.

•

Second, GSFC will subtract from the result calculated in the first bullet point any applicable index adjustment amount shortfall calculated on the determination date. The amount payable on the notes at maturity will never be less than zero.

For each note held on the regular record date, the holder will be paid on each quarterly interest payment date an amount equal to the difference between (i) the reference distribution amount minus (ii) the index adjustment amount accrued from the previous interest valuation date to the applicable interest valuation date (and including any index adjustment amount shortfall).

The “index adjustment” amount will be calculated on a daily basis and will equal (i) 0.95% per year times (ii) the outstanding face amount of a holder’s notes times (iii) the index factor (as defined below) for the applicable date. The index adjustment amount will accumulate quarterly from the last interest valuation date (the last index business day in March, June, September and December) to the next index valuation date, and will include any accumulated index adjustment amount shortfall. “Interest payment dates” are 10 business days following an interest valuation date and the maturity date.

An “index adjustment amount shortfall” will occur if the index adjustment amount exceeds the reference distribution amount on any interest valuation date and will equal the amount by which the index adjustment amount exceeds the reference distribution amount. If an index adjustment amount shortfall occurs, holders will not be paid any interest on the corresponding interest payment date and the index adjustment amount shortfall will be added to the index adjustment amount to be deducted from the reference distribution amount in respect of the next interest payment date. Any index adjustment amount shortfall will continue to accumulate until (i) it is satisfied in full or (ii) the determination date (when it will be subtracted from payment at maturity), whichever is earlier.

The “reference distribution amount” will equal the sum of the cash dividends or other distributions paid by the funds underlying the index (the “index funds”), calculated on a quarterly basis (except on the determination date), as described elsewhere in this Description of Series A Notes.

A Holder may elect to redeem his or her notes in whole or in part on any weekly redemption date, but only if such holder elects to redeem a minimum of 100,000 notes and follow the procedures applicable to the Series A Notes. If a holder elects to redeem any notes on the applicable redemption date (and in lieu of any amount payable with respect to such notes on the stated maturity date), such holder will be paid an amount in cash equal to the “early redemption amount”, determined as follows:

•

First, GSFC will multiply (i) the face amount of notes being redeemed by (ii) the index factor for the applicable redemption valuation date. The “index factor” for any day will be the closing level of the index on that day divided by the initial index level. If the applicable redemption valuation date falls on an interest valuation date, the index factor used to determine the return on principal only for the early redemption amount will be (i) the closing level of the index on that day minus the reference distribution amount on that day divided by (ii) the initial index level.

•

Second, GSFC will subtract from the result calculated in the first bullet point the accrued index adjustment amount from the previous interest valuation date to the applicable redemption valuation date (which will include any index adjustment amount shortfall from the previous interest valuation date). If the applicable redemption valuation date falls on an interest valuation date, the accrued index adjustment amount will be subtracted from the applicable interest payment. If there is an index adjustment amount shortfall, a holder will not receive an interest payment and the shortfall will be subtracted from the return on such holder’s principal.

The “initial index level” is 129.48.

A “redemption date” is the third business day following a redemption valuation date.

“Redemption valuation dates” are each Thursday falling within the period from and excluding the original issue date to and including the final redemption valuation date or, if a market disruption event has occurred or is continuing on such date or such date is not a trading day, the first following trading day. In no event, however, will a redemption valuation date be postponed by more than three business days after the originally scheduled redemption valuation date.

The “final redemption valuation date” is November 19, 2037.

Consequences of a Market Disruption Event

Any of the following will be a market disruption event:

•

a material limitation, suspension, or disruption of trading in one or more index funds underlying the index which results in a failure by the trading facility on which each index fund is traded to report a settlement price for such index fund on the day on which such event occurs or any succeeding day on which it continues, or

•

the settlement price for any index fund underlying the index is a “limit price”, which means that the settlement price for such index fund for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable rules of the trading facility, or

•	failure by the applicable trading facility or other price source to announce or publish the settlement price for any index fund underlying the index.

For this purpose, “settlement price” means the official settlement price of an index fund underlying the index as published by the trading facility on which it is traded.

As is the case throughout this description of the Series A Notes, references to the index in this description of market disruption events includes the index and any successor index as it may be modified, replaced or adjusted from time to time.

If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or a redemption valuation date, as the case may be, then the determination date or such redemption valuation date, respectively, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or a redemption valuation date be postponed, in the case of the determination date, later than the stated maturity date (or, if the stated maturity date is not a business day, later than the first business day after the stated maturity date) and in the case of a redemption valuation date, by more than three business days.

If the determination date or a redemption valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date or such redemption valuation date, respectively. In the event a market disruption event has occurred or is continuing on the determination date or a redemption valuation date, as the case may be, the final index level or the closing level of the index on a redemption valuation date, respectively, will be determined by the calculation agent as follows:

•

with respect to each index fund that is not affected by the market disruption event, the final index level or the closing index level on the redemption valuation date, as applicable, will be based on the official settlement price of each such index fund as published by the trading facility on which it is traded (which is referred to as the settlement price in this description of the Series A Notes) on the originally scheduled determination date or the originally scheduled redemption valuation date, respectively,

•

with respect to each index fund that is affected by the market disruption event, the final index level or the closing index level on the redemption valuation date, as applicable, will be based on the settlement price of each such index fund on the first trading day immediately following the originally scheduled determination date or the originally scheduled date for the applicable redemption valuation date, respectively, on which no market disruption event has occurred or is occurring with respect to such index fund, unless such market disruption event continues with respect to any such index fund up to and including the determination date or such redemption valuation date, respectively, in which event the price of each such index fund to be used in calculating the final index level or the closing index level on a redemption valuation date, respectively, shall be determined by the calculation agent on the determination date or such redemption valuation date, respectively, and

•

the calculation agent shall determine the final index level or the applicable closing index level on the redemption valuation date, as applicable, by reference to the settlement prices or other prices determined in the two preceding bullet points, using the then-current method for calculating the index.

In addition, if the calculation agent determines that the index level or any settlement price that must be used to determine the final index level or index level on the redemption valuation date, as applicable, is not available on the determination date or the applicable redemption valuation date, respectively, for any other reason, then the calculation agent will determine the final index level or such closing index level based on its assessment, made in its sole discretion, of the level of the index or relevant settlement price on such applicable day.

Discontinuance or Modification of the Index

If the index publisher discontinues publication of the index or the index sponsor discontinues the index and the index publisher or anyone else publishes a substitute index that the calculation agent determines is comparable to the index, then the calculation agent will determine the final index level by reference to the substitute index. References to a successor index mean any substitute index approved by the calculation agent.

If the calculation agent determines that the publication of the index is discontinued and there is no successor index, or that the level of the index is not available on the determination date or a redemption valuation date, as applicable, because of a market disruption event or for any other reason, the calculation agent will determine the final index level or the index level on the applicable redemption valuation date, respectively, based on the procedures described under “— Consequences of a Market Disruption Event” above and/or by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the index or the relevant settlement prices.

As a general matter, the calculation agent shall not have any discretion to adjust the index level on any given day if the index publisher calculates and publishes the index level in accordance with the established methodology of the index, except as described under “—Consequences of a Market Disruption Event” above. If, however, the calculation agent determines that the index or the index funds are materially changed at any time in any respect because of any change in the method of calculating the index or selecting the index funds — including any material change affecting the addition, deletion or substitution and any reweighting or rebalancing of the index funds, and whether the change is due to any other reason — then, in such case and only in such case, the calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the final index level or the closing index level on the applicable redemption valuation date, as applicable, used to determine the amount payable on the stated maturity date or the applicable redemption date, respectively, is equitable.

If the calculation agent determines that the index is changed such that the index calculation agent calculates the reference distribution amount for any period on any date other than the last trading day in March, June, September and December, the calculation agent may make such adjustments that the calculation agent believes are appropriate with respect to the interest valuation date for that period to ensure that the interest valuation date coincides with the date on which the index calculation agent calculated the reference distribution amount.

All determinations and adjustments to be made by the calculation agent as described in this description of the Series A Notes with respect to the index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default, Remedies and Waiver of Default

Holders will have special rights if an event of default with respect to his or her tranche of debt securities occurs and is continuing, as described in this subsection.

Events of Default

References to an event of default with respect to any tranche of debt securities mean any of the following:

•	GSFC or the Company does not pay the principal or any premium on any debt security of that tranche on the due date;

•	GSFC or the Company does not pay interest on any debt security of that tranche within 30 days after the due date;

•	GSFC or the Company does not deposit a required sinking fund payment with regard to any debt security of that tranche on the due date;

•

The Company remains in breach of its covenant described below under “— Restriction on Liens” or GSFC remains in breach of any other covenant it makes in the GSFC 2007 Indenture for the benefit of holders of the relevant tranche, for 60 days after GSFC and the Company receive a notice of default stating that GSFC or the Company is in breach and requiring GSFC to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant tranche of debt securities then outstanding;

•

GSFC or the Company files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to GSFC or the Company occur. Those events must arise under U.S. federal or state law, unless GSFC or the Company, merges, consolidates or sells their respective assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•

Except as provided by the GSFC 2007 Indenture, the debt security of that tranche and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or the Company denies its obligations as the guarantor.

Remedies If an Event of Default Occurs

If an event of default has occurred with respect to any tranche of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that tranche then outstanding may declare the entire principal amount of the debt securities of that tranche to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to GSFC or the Company, the entire principal amount of the debt securities of that tranche will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected tranche of debt securities. If the maturity of any tranche is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that tranche may cancel the acceleration for the entire tranche.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the GSFC 2007 Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the GSFC 2007 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (i.e., an indemnity). If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant tranche may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that tranche. These majority holders may also direct the trustee in performing any other action under the GSFC 2007 Indenture with respect to the debt securities of that tranche.

Before a holder bypasses the trustee and bring his or her own lawsuit or other formal legal action or take other steps to enforce his or her rights or protect his or her interests relating to any debt security, all of the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all debt securities of the holder’s tranche must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of the holder’s tranche must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the holder’s tranche.

A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on his or her debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any tranche may waive a default for all debt securities of that tranche. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a holder’s notes, however, without the approval of that particular holder.

GSFC and the Company Will Give the Trustee Information About Defaults Annually

GSFC and the Company will furnish to the trustee every year a written statement, respectively, of two of their officers certifying that to their knowledge GSFC or the Company, as the case may be, is in compliance with the GSFC 2007 Indenture and the debt securities issued under it, or else specifying any default under the indenture.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Series A Notes is accelerated, GSFC will pay the default amount in respect of the principal of the Series A Notes at the accelerated maturity instead of the amount payable on the stated maturity date as described earlier. The default amount is described under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of GSFC’s Medium-Term Notes, Series A, which include the Series A Notes, are entitled to take any action under the GSFC 2007 Indenture, GSFC will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the Series A Notes will differ from those of other Medium-Term Notes, Series A GSFC may have issued, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of GSFC’s debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Series A Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A after a default or waiving some of GSFC’s obligations under the GSFC 2007 Indenture. In addition, certain changes to the GSFC 2007 Indenture and the notes that only affect the debt securities of this tranche may be made with the approval of holders of a majority in principal amount of the securities of this tranche.

Guarantee by the Company

The Company has fully and unconditionally guaranteed the payment of principal of, and any interest and premium on, the Series A Notes, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the Series A Notes has been paid in full or discharged in accordance with the provisions of the GSFC 2007 Indenture, or otherwise fully defeased by the Company.

The guarantee by the Company of GSFC’s debt securities issued under the GSFC 2007 Indenture rank equally in right of payment with all senior indebtedness of the Company.

Mergers and Similar Transactions

GSFC and the Company are each generally permitted to merge or consolidate with another corporation or other entity. GSFC and the Company are each also permitted to sell their assets substantially as an entirety to another corporation or other entity. With regard to any series and tranches of debt securities, however, GSFC or the Company may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not GS Finance Corp. or The Goldman Sachs Group, Inc., as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume the obligations of GSFC or the Company under the debt securities of that series and tranches and the indenture with respect to that series and tranches. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•

Immediately after the transaction, no default under the debt securities of that series and tranches or the related guarantees has occurred and is continuing. For this purpose, “default under the debt securities of that series and tranches or the related guarantees” means an event of default with respect to that series and tranches or the related guarantees or any event that would be an event of default with respect to that series and the tranches or the related guarantees if the requirements for giving GSFC or the Company default notice and for GSFC’s or the Company’s default having to continue for a specific period of time were disregarded. These matters are described above under “— Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the debt securities of any series, neither GSFC nor the Company will need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets of GSFC or the Company. Also, these conditions will apply only if GSFC or the Company wishes to merge or consolidate with another entity or sell GSFC’s or the Company’s assets substantially as an entirety to another entity. Neither GSFC nor the Company will need to satisfy these conditions if GSFC or the Company enters into other types of transactions, including any transaction in which GSFC or the Company acquire the stock or assets of another entity, any transaction that involves a change of control of GSFC or the Company but in which GSFC or the Company does not merge or consolidate and any transaction in which GSFC or the Company sells less than substantially all assets of GSFC or the Company. While GSFC is currently a wholly owned subsidiary of the Company, there is no requirement that it remain a subsidiary.

Also, if GSFC or the Company merges, consolidates or sells the assets of GSFC or the Company substantially as an entirety and the successor is a non-U.S. entity, neither GSFC nor the Company nor any successor would have any obligation to compensate a holder for an resulting adverse tax consequences relating to his or her Series A Notes.

Restriction on Liens

In the GSFC 2007 Indenture, the Company promises, with respect to each series and tranche of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that the Company or any of its subsidiaries own in Goldman Sachs & Co. LLC, or in any subsidiary of the Company that beneficially owns or holds, directly or indirectly, those interests in Goldman Sachs & Co. LLC, unless the Company also secures the senior debt securities of that series or tranche on an equal or priority basis with the other secured debt. The promise of the Company, however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series or tranche if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

Except as noted above, the GSFC 2007 Indenture does not restrict the Company’s ability to put liens on its interests in its subsidiaries other than Goldman Sachs & Co. LLC, nor does it restrict the Company’s ability to sell or otherwise dispose of its interests in any of its subsidiaries, including Goldman Sachs & Co. LLC. In addition, the restriction on liens in the GSFC 2007 Indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens the Company creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction

Modification of the Debt Indenture and Waiver of Covenants

There are four types of changes GSFC or the Company can make to the GSFC 2007 Indenture and the debt securities of any series or tranche and related guarantee issued under the GSFC 2007 Indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the GSFC 2007 Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities of any one or more affected tranches, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those debt securities;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series or tranches, taken separately or together, as applicable, the consent of whose holders is needed to waive GSFC’s compliance with the GSFC 2007 Indenture or to waive defaults; and

•

change the provisions of the GSFC 2007 Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities of an affected series or tranche. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series or tranche in any material respect. Neither GSFC nor the Company needs any approval to make changes that affect only debt securities to be issued under the GSFC 2007 Indenture after the changes take effect.

GSFC and the Company may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, neither GSFC nor the Company needs to obtain the approval of the holder of the unaffected debt security; GSFC and the Company need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the GSFC 2007 Indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular tranche, it must be approved by the holders of a majority in principal amount of the debt securities of that tranche.

•

If the change affects the debt securities of more than one tranche of debt securities issued under the GSFC 2007 Indenture, it must be approved by the holders of a majority in principal amount of all tranches affected by the change, with the debt securities of all the affected tranches voting together as one class for this purpose (and of any affected tranche that by its terms is entitled to vote separately as a tranche, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for GSFC to obtain a waiver of any of GSFC’s covenants in the GSFC 2007 Indenture. GSFC’s covenants include the promises GSFC and the Company make about merging and, with respect to the Company, putting liens on GSFC’s interests in Goldman Sachs & Co. LLC. If the holders approve a waiver of a covenant, neither GSFC nor the Company will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the GSFC 2007 Indenture as it affects that debt security, that neither GSFC nor the Company can change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Special Rules for Action by Holders

When holders take any action under the GSFC 2007 Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, GSFC will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series or tranche will be eligible to participate in any action by holders of debt securities of that series or tranche. Also, GSFC will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if GSFC has deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if GSFC has fully defeased it; or

•	if GSFC or one of its affiliates, such as Goldman Sachs & Co. LLC, is the owner.

Determining Record Dates for Action by Holders

GSFC and the Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If GSFC, the Company or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that GSFC specifies for this purpose, or that the trustee specifies if it sets the record date. GSFC, the Company or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Modified Business Day

Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.

Role of Calculation Agent

The calculation agent in its sole discretion will make all determinations regarding market disruption events, business days, trading days, index business days, postponement of the determination date and the stated maturity date or a redemption valuation date, the final index level, the closing index level for a redemption valuation date, the index factor, the index adjustment amounts, the early redemption amount, the default amount and the payment amount on the notes, if any, to be made at maturity or redemption, as applicable. Absent manifest error, all determinations of the calculation agent will be final and binding on holders of the Series A Notes and GSFC, without any liability on the part of the calculation agent.

Special Calculation Provisions

Business Day

References to a business day with respect to the notes mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

Trading Day

References to a trading day with respect to the notes mean a day on which (1) the index sponsor is open for business, (2) the index publisher is open for business and the index is calculated and published by the index publisher, (3) the calculation agent in New York is open for business, and (4) all trading facilities on which the index funds are traded are open for trading.

Index Business Day

References to an index business day with respect to the notes mean a day on which (1) the index sponsor is open for business, (2) the index publisher is open for business and the index is calculated and published by the index publisher and (3) all trading facilities on which the index funds are traded are open for trading.

Default Amount

The default amount for the notes on any day will be an amount, in the specified currency for the face amount of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of GSFC’s payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to their notes as if no guarantee were endorsed on the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of such notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a holder’s notes, which is described below, the holder and/or GSFC may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DESCRIPTION OF MEDIUM-TERM NOTES, SERIES B, INDEX-LINKED NOTES DUE 2037

The following is a brief description of the terms of the GS ConnectTM GSCI® Enhanced Commodity Total Return Strategy Index ETN, an issuance of the Medium-Term Notes, Series B of the Company (the “Series B Notes”). It does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Indenture, dated as of May 19, 1999 (the “1999 Indenture”), between the Company and The Bank of New York, as trustee, which is an exhibit to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

The 1999 indenture permits the Company to issue, from time to time, different series of debt securities and, within each different series of debt securities, different debt securities. The Medium-Term Notes, Series B are a single, distinct series of debt securities. The Company may, however, issue notes, including the Series B Notes, in such amounts, at such times and on such terms as the Company wishes. The notes of the Medium-Term Notes, Series B may differ from one another, and from other series, in their terms.

In this description, references to a series of debt securities mean a series issued under the 1999 Indenture, such as the notes issued under the Company’s Medium-Term Notes, Series B program.

Terms of the Series B Notes

As noted above, the Series B Notes are part of a series of debt securities, entitled “Medium-Term Notes, Series B”, that the Company may issue under the 1999 Indenture from time to time. The Series B Notes are listed on the New York Stock Exchange Arca under the ticker symbol “GSC.”

The amount that will be paid on the notes on the stated maturity date will be based on the performance of the S&P GSCI Enhanced Commodity Index Total Return, as measured during the period beginning on the trade date for the original notes (May 3, 2007) through the determination date (May 5, 2037). Unless a holder’s notes have been redeemed earlier, on the stated maturity date (May 8, 2037) the holder will be paid an amount in cash based on the performance of the index, minus applicable investor fees, calculated as follows:

•

First, the Company will multiply the face amount of the Series B Notes by the index factor (as calculated on the determination date). The index factor is an amount calculated, for any day, by dividing the closing level of the index on that day by the initial index level of 693.3813.

•

Second, the Company will take the result from the first bullet and subtract the investor fees (calculated for the period from but excluding the trade date for the original notes to and including the determination date). The investor fees are determined on a daily basis, as described in more detail herein, and will be based on a 1.25% yearly rate times the face amount of the notes times the index factor for the applicable date.

A holder may elect to redeem his or her notes in whole or in part on any weekly redemption date, but only if such holder elects to redeem a minimum of 50,000 notes. The redemption date will be the third business day following the latest weekly valuation date (which will be each Thursday of the week, other than April 30, 2037, which is the final valuation date). If a holder elects to redeem any notes, then on the applicable redemption date (and in lieu of any amounts payable with respect to such notes on the stated maturity date), such holder will be paid an amount in cash equal to the redemption value for the applicable valuation date, which will be determined as follows by multiplying the face amount of the notes being redeemed by the index factor for the applicable valuation date and by then subtracting the applicable investor fees.

Consequences of a Market Disruption Event

If a market disruption event (described under “— Special Calculation Provisions” below) occurs or is continuing on a day that would otherwise be the determination date or a valuation date, as the case may be, then the determination date or such valuation date, respectively, will be postponed to the next following trading day on which a market disruption event does not occur and is not continuing. In no event, however, will the determination date or a valuation date be postponed, in the case of the determination date, later than the originally scheduled stated maturity date (or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date) and in the case of a valuation date, by more than three business days.

If the determination date or a valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date or such valuation date, respectively. In the event a market disruption event has occurred or is continuing on the determination date or a valuation date, as the case may be, the final index level or the applicable valuation index level, respectively, will be determined by the calculation agent as follows:

•

with respect to each index commodity that is not affected by the market disruption event, the final index level or the applicable valuation index level, as applicable, will be based on the official settlement price of each such index commodity as published by the trading facility on which it is traded (which is referred to as the settlement price in this description of the Series B Notes) on the originally scheduled determination date or the originally scheduled date for the applicable valuation date, respectively,

•

with respect to each index commodity that is affected by the market disruption event, the final index level or the applicable valuation index level, as applicable, will be based on the settlement price of each such index commodity on the first trading day immediately following the originally scheduled determination date or the originally scheduled date for the applicable valuation date, respectively, on which no market disruption event has occurred or is occurring with respect to such index commodity, unless such market disruption event continues with respect to any such index commodity up to and including the determination date or such valuation date, respectively, in which event the price of each such index commodity to be used in calculating the final index level or the applicable valuation index level, respectively, shall be determined by the calculation agent on the determination date or such valuation date, respectively, and

•

the calculation agent shall determine the final index level or the applicable valuation index level, as applicable, by reference to the settlement prices or other prices determined in the two preceding bullet points, using the then-current method for calculating the index.

In addition, if the calculation agent determines that the index level or any settlement price that must be used to determine the final index level or a valuation index level, as applicable, is not available on the determination date or the applicable valuation date, respectively, for any other reason, then the calculation agent will determine the final index level or such valuation index level, respectively, based on its assessment, made in its sole discretion, of the level of the index or relevant settlement price on such applicable day.

Discontinuance or Modification of the Index

If the index sponsor discontinues publication of the index and the index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the index, then the calculation agent will determine the final index level by reference to the substitute index. References to a successor index mean any substitute index approved by the calculation agent.

If the calculation agent determines that the publication of the index is discontinued and there is no successor index, or that the level of the index is not available on the determination date or a valuation date, as applicable, because of a market disruption event or for any other reason, the calculation agent will determine the final index level or the applicable valuation index level, respectively, based on the procedures described under “—Consequences of a Market Disruption Event” above and/or by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the index or the relevant settlement prices.

As a general matter, the calculation agent shall not have any discretion to adjust the index level on any given day if the index sponsor calculates and publishes the index level in accordance with the established methodology of the index, except as described under “— Consequences of a Market Disruption Event” above. If, however, the calculation agent determines that the index or the index commodities are materially changed at any time in any respect because of any change in the method of calculating the index or the index commodities — including any addition, deletion or substitution and any reweighting or rebalancing of the index commodities, and whether the change is made by Standard & Poor’s with respect to the S&P GSCI or by the index sponsor with respect to the index, is due to the publication of a successor index, is due to events affecting one or more of the index commodities or is due to any other reason — then, in such case and only in such case, the calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the final index level or the applicable valuation index level, as applicable, used to determine the amount payable on the stated maturity date or the applicable redemption date, respectively, is equitable.

All determinations and adjustments to be made by the calculation agent as described in this description of Series B Notes with respect to the index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default, Remedies and Waiver of Default

A holder will have special rights if an event of default with respect to a series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

References to an event of default with respect to any series of debt securities mean any of the following:

•	The Company does not pay the principal or any premium on any debt security of that series on the due date;

•	The Company does not pay interest on any debt security of that series within 30 days after the due date;

•	The Company does not deposit a required sinking fund payment with regard to any debt security of that series on the due date;

•

The Company remains in breach of its covenant described below under “— Restriction on Liens” or any other covenant it makes in the 1999 Indenture for the benefit of the relevant series, for 60 days after it receives a notice of default stating that it is in breach and requiring it to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities then outstanding; or

•

The Company files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur. Those events must arise under U.S. federal or state law, unless the Company merges, consolidates or sells its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized.

Remedies If an Event of Default Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. If the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the 1999 Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the 1999 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (i.e., an indemnity). If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the 1999 Indenture with respect to the debt securities of that series.

Before a holder bypasses the trustee and bring his or her own lawsuit or other formal legal action or take other steps to enforce his or her rights or protect his or her interests relating to any debt security, all of the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all debt securities of a holder’s series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of a holder’s series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of a holder’s series.

A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on his or her debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a holder’s notes, however, without the approval of that particular holder.

The Company Will Give the Trustee Information About Defaults Annually

The Company will furnish to the trustee every year a written statement of two of its officers certifying that to their knowledge the Company is in compliance with the 1999 Indenture and the debt securities issued under it, or else specifying any default under the relevant debt indenture.

Default Amount on Acceleration

If an event of default occurs and the maturity of the notes is accelerated, the Company will pay the default amount in respect of the principal of the notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount is described under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of the Company’s Medium-Term Notes, Series B, which include the Series B Notes, are entitled to take any action under the 1999 Indenture, the Company will treat the outstanding face amount of each Series B Note as the outstanding principal amount of that note. Although the terms of the Series B Notes differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of the Company’s debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Series B Notes. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, after a default or waiving some of the Company’s obligations under the 1999 Indenture.

Modification of the Debt Indenture and Waiver of Covenants

There are four types of changes the Company can make to its 1999 Indenture and the debt securities or series of debt securities issued under the 1999 Indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the 1999 Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	impair any right that a holder of an indexed or any other debt security may have to convert the debt security for or into securities;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the debt indenture or those debt securities;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive the Company’s compliance with the 1999 Indenture or to waive defaults; and

•

change the provisions of the 1999 Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor does the Company need any approval to make changes that affect only debt securities to be issued under the 1999 Indenture after the changes take effect.

The Company may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, the Company does not need to obtain the approval of the holder of the unaffected debt security; it need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the 1999 Indenture would require the following approval by written consent:

•	If the change affects only the debt securities of a particular series it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•

If the change affects the debt securities of more than one series of debt securities issued under the 1999 Indenture, it must be approved by the holders of a majority in principal amount of all such series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a class).

The same majority approval would be required for the Company to obtain a waiver of any of its covenants in the 1999 Indenture. The Company’s covenants include the promises it makes about merging and putting liens on its interests in Goldman Sachs & Co. LLC. If the holders approve a waiver of a covenant, the Company will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable debt indenture as it affects that debt security, that the Company cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Special Rules for Action by Holders

When holders take any action under the 1999 Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, the Company will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, the Company will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	the Company has deposited or set aside, in trust for its holder, money for its payment or redemption;

•	the Company has fully defeased it; or

•	The Company or one of its affiliates, such as Goldman Sachs & Co. LLC, is the owner.

Determining Record Dates for Action by Holders

The Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under a particular debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If the Company or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that the Company specifies for this purpose, or that the trustee specifies if it sets the record date. The Company or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Mergers and Similar Transactions

The Company is generally permitted to merge or consolidate with another corporation or other entity. The Company is also permitted to sell its assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, the Company may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume the Company’s obligations under the debt securities of that series and the underlying debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving the Company default notice and for the

Company’s default having to continue for a specific period of time were disregarded. These matters are described below under “— Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the debt securities of any series, the Company will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the Company wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The Company will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another entity, any transaction that involves a change of control of the Company but in which it does not merge or consolidate and any transaction in which the Company sells less than substantially all its assets.

Also, if the Company merges, consolidates or sells its assets substantially as an entirety and the successor is a non-U.S. entity, neither the Company nor any successor would have any obligation to compensate a holder for any resulting adverse tax consequences relating to his or her debt securities.

Restriction on Liens

In the 1999 Indenture, the Company promises, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that it or any of its subsidiaries own in Goldman Sachs & Co. LLC, or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in Goldman Sachs & Co. LLC, unless the Company also secures the senior debt securities of that series on an equal or priority basis with the other secured debt. The Company’s promise, however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

Except as noted above, the 1999 Indenture does not restrict the Company’s ability to put liens on its interests in its subsidiaries other than Goldman Sachs & Co. LLC, nor does the indenture restrict its ability to sell or otherwise dispose of its interests in any of its subsidiaries, including Goldman Sachs & Co. LLC. In addition, the restriction on liens in the 1999 Indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens the Company creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Modified Business Day

Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For the Series B Notes, however, the term business day may have a different meaning than it does for other Series B medium-term notes. This term is discussed under “— Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent in its sole discretion will make all determinations regarding the index, market disruption events, business days, trading days, postponement of the determination date and the stated maturity date or a valuation date, the final index level, the applicable valuation index level for a valuation date, the index factor, the investor fees, the redemption value, the default amount and the payment amount on the Series B Notes, if any, to be made at maturity or redemption, as applicable. Absent manifest error, all determinations of the calculation agent will be final and binding on holders of the Series B Notes and the Company, without any liability on the part of the calculation agent.

Special Calculation Provisions

Business Day

References to a business day with respect to the notes mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Trading Day

References to a trading day with respect to the notes mean a day on which (1) the index sponsor is open for business and the index is calculated and published by the index sponsor, (2) the calculation agent in New York is open for business, (3) Goldman Sachs & Co. LLC is open for business in New York and (4) all trading facilities on which the index commodities are traded are open for trading.

Default Amount

The default amount for the notes on any day will be an amount, in the specified currency for the face amount of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the Company’s payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to their notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of such notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which is described below, the holder and/or the Company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only —quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

Any of the following will be a market disruption event:

•

a material limitation, suspension, or disruption of trading in one or more commodity contracts included in the index which results in a failure by the trading facility on which each applicable commodity contact is traded to report a settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues, or

•

the settlement price for any commodity contract included in the index is a “limit price”, which means that the settlement price for such contract for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable rules of the trading facility, or

•	failure by the applicable trading facility or other price source to announce or publish the settlement price for any commodity contract included in the index.

For this purpose, “settlement price” means the official settlement price of a commodity contract included in the index as published by the trading facility on which it is traded.

As is the case throughout this description of the Series B Notes, references to the index in this description of market disruption events includes the index and any successor index as it may be modified, replaced or adjusted from time to time.

DESCRIPTION OF MEDIUM-TERM NOTES, SERIES E, INDEX-LINKED NOTES DUE 2028 OF GS FINANCE CORP. (FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC.)

The following is a brief description of the terms of the Large Cap Growth Index-Linked ETNs, an issuance of Medium-Term Notes, Series E of GS Finance Corp. (“GSFC”) (the “Series E Notes”), which are fully and unconditionally guaranteed by the Company. It does not purport to be complete. This description is subject to and qualified in its entirety by reference to the Senior Debt Indenture, dated as of October 10, 2008, among GSFC, as issuer, the Company, as guarantor, and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015 (collectively, the “GSFC 2008 Indenture”), which are exhibits to the Annual Report of which this exhibit is a part. Unless the context otherwise provides, all references to the Company in this description refer only to The Goldman Sachs Group, Inc. and does not include its consolidated subsidiaries.

The GSFC 2008 indenture permits GSFC to issue, from time to time, different series of debt securities and, within each different series of debt securities, different debt securities. The Medium-Term Notes, Series E are a single, distinct series of debt securities. GSFC may, however, issue notes in such amounts, at such times and on such terms as GSFC wishes. The notes of the Medium-Term Notes, Series E notes may differ from one another, and from other series, in their terms.

In this description, references to a series of debt securities mean a series issued under the GSFC 2008 Indenture, such as the notes issued under GSFC’s Medium-Term Notes, Series E program.

Terms of the Series E Notes

As noted above, the Series E Notes are part of a series of debt securities, entitled “Medium-Term Notes, Series E”, that GSFC may issue under the GSFC 2008 Indenture from time to time. The Series E Notes are listed on the New York Stock Exchange Arca under the ticker symbol “FRLG.”

The payment of principal of, and any interest and premium on, the Series E Notes is fully and unconditionally guaranteed by the Company. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the Series E Notes has been paid in full or discharged in accordance with the provisions of the GSFC 1999 Indenture, or otherwise fully defeased by GSFC or by the Company. The guarantee of senior debt securities of GSFC, such as the Series E Notes, will rank equally in right of payment to all senior indebtedness of the Company.

The notes do not bear interest. The amount that will be paid on the notes at stated maturity (April 3, 2028) or redemption (which could be postponed up to 30 calendar days if a market disruption event occurs) is based on the leveraged performance of the Russell 1000® Growth Total Return Index, less significant applicable fees.

The notes had two times leverage on the inception date (March 29, 2018) and are rebalanced to approximately two times leverage both quarterly and in the event of a decline in the index level of 20% or more since the prior rebalancing date. As a result, the actual leverage may be greater or less than two times between rebalancing dates (which could be postponed up to 5 trading days if a market disruption event occurs, potentially causing leverage to significantly exceed two).

Amount payable on the notes:

The notes do not bear interest.

At maturity:

•

if the notes have not been previously redeemed, on the stated maturity date GSFC will pay such holder, for each $100 face amount of his or her notes, an amount in cash equal to (i) the closing indicative note value on the final valuation date minus (ii) the settlement fee on the final valuation date

Upon redemption at the option of the holder:

•

if the holder elects to have GSFC redeem at least $500,000 face amount of his or her notes, on the applicable redemption date GSFC will pay such holder, for each $100 face amount of his or her notes so redeemed, an amount in cash equal to (i) the closing indicative note value on the applicable redemption valuation date minus (ii) the settlement fee on such redemption valuation date

Upon redemption at the option of the issuer:

•

if GSFC redeems a holder’s notes at its option, on the applicable redemption date GSFC will pay such holder, for each $100 face amount of such holder’s notes, an amount in cash equal to the closing indicative note value on the applicable redemption valuation date

Upon automatic redemption:

•

if a holder’s notes are automatically redeemed, on the applicable redemption date GSFC will pay such holder, for each $100 face amount of his or her notes, an amount in cash equal to the automatic redemption note value

Closing indicative note value:

•	on the initial valuation date, $100; or

•	on any valuation date other than the initial valuation date, (i) the asset position on such valuation date minus (ii) the financing level on such valuation date, subject to a minimum of $0

The closing indicative note value is intended to approximate the intrinsic economic value of the notes at a particular point in time and will fluctuate over time based on the changes in the closing level of the index, subject to applicable fees.

The closing indicative note value is expected to be published on each valuation date, so long as no market disruption event has occurred or is continuing, under the Bloomberg symbol “FRLGIV Index”.

Intraday indicative note value: at any given time on any valuation date after the initial valuation date, before the closing indicative note value for such day is published, (i) the intraday asset position at such time on the current valuation date minus (ii) the financing level on the immediately preceding valuation date minus (iii) the daily investor fee on the current valuation date, subject to a minimum of $0.

The intraday indicative note value is intended to approximate the intrinsic economic value of the notes during the trading day and will fluctuate within a trading day based on changes in the intraday level of the index, subject to applicable fees.

The intraday indicative note value is expected to be published every 15 seconds on each valuation day during the hours on which trading is generally conducted on NYSE Arca, so long as no market disruption event has occurred or is continuing. The intraday indicative note value is expected to be published under the Bloomberg symbol “FRLGIV Index”.

Asset position:

•	on the initial valuation date, $200, which is equal to the initial leverage factor times the face amount per note; or

•

on any valuation date other than the initial valuation date, the sum of (i) the product of (a) the asset position on the immediately preceding valuation date times (b) the index performance factor on the current valuation date plus (ii) the rebalancing amount (if any) on the current valuation date

The asset position represents a hypothetical leveraged investment in the index and reflects the exposure to the index. The value of the asset position will increase or decrease depending on the performance of the index and, on each rebalancing date, will further increase or decrease to reflect changes to the exposure to the index due to the rebalancing adjustment. The asset position is expected to be published on each valuation date, so long as no market disruption event has occurred or is continuing, under the Bloomberg symbol “FRLGAP Index”.

Intraday asset position: at any given time on any valuation date after the initial valuation date, the product of (i) the asset position on the immediately preceding valuation date times (ii) the intraday index performance factor.

Settlement fee: the settlement fee is a fee imposed upon redemption at the option of the holder and payment on the stated maturity date and is equal to the product of 0.06% times the asset position on the applicable redemption valuation date or the final valuation date, as applicable.

The settlement fee is assessed to account for the brokerage and transaction costs in unwinding any hedge the issuer may have relating to the notes.

Index performance factor:

•	on the initial valuation date, 1; or

•

on any valuation date other than the initial valuation date, the quotient of (i) the closing level of the index on the current valuation date divided by (ii) the closing level of the index on the immediately preceding valuation date

Intraday index performance factor: at any given time on any valuation date after the initial valuation date, the quotient of (i) the applicable intraday level of the index at such time divided by (ii) the closing level of the index on the immediately preceding valuation date

Initial leverage factor: 2

Leverage factor: on any valuation date, the quotient of (i) the asset position on such valuation date divided by (ii) the closing indicative note value on such valuation date

The leverage factor reflects the leveraged exposure to the index and will reset to approximately 2 on each rebalancing date.

Financing level:

•	on the initial valuation date, $100; or

•

on any valuation date other than the initial valuation date, the sum of (i) the financing level on the immediately preceding valuation date plus (ii) the daily investor fee on the current valuation date plus (iii) the rebalancing fee (if any) on the current valuation date plus (iv) the rebalancing amount (if any) on the current valuation date.

The financing level represents a hypothetical loan and the accrual of the daily investor fee and the rebalancing fee (on each rebalancing date). On each rebalancing date, the financing level will increase due to the rebalancing fee and will increase or decrease to reflect changes in the hypothetical loan associated with the rebalanced exposure to the index. The daily investor fee is intended to compensate the issuer for providing investors leveraged participation in the index, including financing fees that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the index. The financing level is expected to be published on each valuation date, so long as no market disruption event has occurred or is continuing, under the Bloomberg symbol “FRLGFL Index”.

Daily investor fee:

•	on the initial valuation date, $0; or

•

on any valuation date other than the initial valuation date, the product of (i) the sum of (a) the product of (1) the financing level on the immediately preceding rebalancing date (or if none, the inception date) times (2) the financing fee rate plus (b) the product of (1) 0.65% per annum times (2) 50% times (3) the asset position on the immediately preceding valuation date times (ii) the quotient of (a) the number of calendar days from, but excluding, the immediately preceding valuation date to, and including, the current valuation date divided by (b) 360. In no case will the daily investor fee be negative.

The daily investor fee is assessed daily and is intended to compensate the issuer for providing investors leveraged participation in the index, including financing fees that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the index.

Financing fee rate:

•	on any valuation date prior to and including the first quarterly rebalancing date, 3.12175%; or

•	on any valuation date after the first quarterly rebalancing date, the sum of (i) 0.81% per annum plus (ii) 3-month USD LIBOR calculated on the immediately preceding quarterly rebalancing date.

The financing fee rate is intended to represent a rate for a financing fee that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the index.

3-month USD LIBOR: on any day, the 3-month London Interbank Offered Rate (LIBOR) for deposits in U.S. dollars as it appears on Reuters screen LIBOR01 page (or any successor or replacement service or page thereof) at 11:00 a.m., London time on such day (or, if such day is not a London business day, the immediately preceding London business day), subject to adjustment as described below.

Discontinuance of 3-month USD LIBOR: if the calculation agent determines, on a day on which 3-month USD LIBOR is scheduled to be determined under the terms of the notes, that 3-month USD LIBOR has been discontinued, then the calculation agent will use a substitute or successor rate that it has determined in its sole discretion is most comparable to the 3-month USD LIBOR rate, provided that if the calculation agent determines there is an industry-accepted successor rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the definition of business day and the valuation dates to be used, and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the 3-month USD LIBOR rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

Unless the calculation agent uses a substitute or successor rate as so provided, if the 3-month USD LIBOR rate cannot be determined in the manner described above, then:

•

If 3-month USD LIBOR does not appear on the Reuters screen LIBOR page on any day, then the calculation agent will determine 3-month USD LIBOR on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on such London business day to prime banks in the London interbank market for a period of three months commencing in two London business days and in a representative amount. The calculation agent will request the principal London office of each of the four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, 3-month USD LIBOR for such London business day will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as requested, 3-month USD LIBOR for such London business day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on such London business day for loans in U.S. dollars to leading European banks for a period of three months commencing in two London business days and in a representative amount.

•

If no quotation is provided, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate 3-month USD LIBOR or any of the foregoing lending rates, shall determine 3-month USD LIBOR for the applicable day in its sole discretion.

For the purposes of the previous paragraph, “representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

Closing level of the index: as described below under “- Special Calculation Provisions - Closing Level of the Index”

Intraday level of the index: as described below under “- Special Calculation Provisions - Intraday Level of the Index”

Inception date: March 29, 2018

Initial valuation date: the inception date

Final valuation date: March 29, 2028, unless the calculation agent determines that a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In that event, the final valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date be postponed by more than thirty calendar days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the final valuation date.

Valuation dates: each trading day during the period commencing on the initial valuation date and ending on the final valuation date. Notwithstanding the immediately preceding sentence, if the calculation agent determines that a market disruption event occurs or is continuing on a redemption valuation date, the automatic redemption valuation date, a loss rebalancing date, a quarterly rebalancing date or the final valuation date, such redemption valuation date, automatic redemption valuation date, loss rebalancing date, quarterly rebalancing date or final valuation date, as applicable, will be postponed for the purpose of the redemption, rebalancing or maturity valuation, as applicable, as described herein.

Stated maturity date: April 3, 2028, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. If the final valuation date is postponed as described under “- Final Valuation Date” above, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled final valuation date to and including the actual final valuation date.

Redemption (three types: at the option of the holder; at the option of the issuer; and automatic):

Redemption at the option of the holder:

A holder may elect to have GSFC redeem his or her notes prior to the stated maturity date, in whole or in part, provided that in each case such holder redeems at least $500,000 face amount of notes.

Redemption at the option of the issuer:

GSFC may redeem the notes at its option prior to the stated maturity date, in whole but not in part.

Automatic redemption:

GSFC will automatically redeem the notes, in whole but not in part, if, at any time on any valuation date prior to the final valuation date, the intraday level of the index is equal to or less than 70% of the closing level of the index on the immediately preceding rebalancing date (or if none, the inception date).

Redemption valuation date (with respect to redemption at the option of the holder): the first valuation date following the date on which the holder delivers notice to GSFC in compliance with the applicable procedures. Notwithstanding the immediately preceding sentence, if a market disruption event occurs or is continuing on a redemption valuation date (with respect to redemption at the option of the holder), such redemption valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a redemption valuation date be postponed by more than 30 calendar days. If such redemption valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the redemption valuation date.

Redemption date (with respect to redemption at the option of the holder): the third business day following the applicable redemption valuation date

Redemption valuation date (with respect to redemption at the option of the issuer): the tenth valuation date following the date on which GSFC provides notice to holders of the notes and the trustee. Notwithstanding the immediately preceding sentence, if a market disruption event occurs or is continuing on a redemption valuation date (with respect to redemption at the option of the issuer), such redemption valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a redemption valuation date be postponed by more than 30 calendar days. If such redemption valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the redemption valuation date.

Redemption date (with respect to redemption at the option of the issuer): the third business day following the applicable redemption valuation date

Redemption date (with respect to automatic redemption): the fifth business day following the automatic redemption valuation date

Automatic redemption event: GSFC will automatically redeem the notes, in whole but not in part, if, at any time on any valuation date prior to the final valuation date, the intraday level of the index is equal to or less than the automatic redemption trigger

If an automatic redemption event occurs on a rebalancing date, the notes will be automatically redeemed pursuant to the automatic redemption event without giving regard to the rebalancing adjustment. If GSFC provides notice of an issuer redemption of the notes and then an automatic redemption event occurs on or prior to the applicable redemption valuation date, the notice of issuer redemption will be superseded and the notes will be automatically redeemed on the relevant redemption date at an amount equal to the automatic redemption note value. Additionally, if a holder provides notice of a holder redemption but an automatic redemption event occurs on or prior to the applicable redemption valuation date, such notice of holder redemption will be superseded and the notes will be automatically redeemed on the redemption date (for the automatic redemption) at an amount equal to the automatic redemption note value.

Automatic redemption event date: the valuation date on which the automatic redemption event occurs

Automatic redemption valuation date: the automatic redemption event date, provided that if (i) a market disruption event occurs after the occurrence of the automatic redemption event but before the determination of the automatic redemption note value and (ii) such market disruption event is continuing at 3:30 p.m., New York City time, on the automatic redemption event date, the automatic redemption valuation date will be the first following valuation date on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the automatic redemption valuation date be postponed by more than 30 calendar days. If the automatic redemption valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the automatic redemption valuation date.

Automatic redemption trigger: at any time on any valuation date, 70% of the closing level of the index on the immediately preceding rebalancing date (or if none, the inception date). The automatic redemption trigger is expected to be published on each valuation date, so long as no market disruption event has occurred or is continuing, under the Bloomberg symbol “FRLGAT Index”.

Automatic redemption note value: upon the occurrence of an automatic redemption event, the result of (i) the product of (a) the asset position on the valuation date immediately preceding the automatic redemption event date times (b) the automatic redemption index performance factor minus (ii) the financing level on the automatic redemption event date, subject to a minimum of $0

Automatic redemption index performance factor:

•

if an automatic redemption event occurs prior to 2:30 p.m., New York City time, or at or after 3:30 p.m., New York City time, on the automatic redemption event date, the quotient of (i) the index VWAP level divided by (ii) the closing level of the index on the valuation date immediately preceding the automatic redemption event date; or

•

if an automatic redemption event occurs at or after 2:30 p.m., New York City time, but prior to 3:30 p.m., New York City time, on the automatic redemption event date, the quotient of (i) the closing level of the index on the automatic redemption event date divided by (ii) the closing level of the index on the valuation date immediately preceding the automatic redemption event date

Index VWAP level: on any applicable valuation date, the sum of the products, as calculated for each index stock, of (i) the VWAP of such index stock times (ii) the quotient of (a) the available float shares of such index stock on such valuation date divided by (b) the index divisor on such valuation date.

The index VWAP level is intended to replicate the proceeds realized from a sale of the index stocks in the quantities that they comprise the index gradually over the relevant VWAP period.

Volume-weighted average price (VWAP): with respect to each index stock, on any applicable valuation date, the sum of the quotients, calculated for each transaction on such index stock on the primary exchange during the applicable VWAP period, of (i) the product of (a) the gross price at which such transaction is executed times (b) the relevant number of shares of the index stock referenced in such transaction divided by (ii) the total number of shares of the index stock traded on the primary exchange during such VWAP period.

Notwithstanding the above, in the event of a suspension of or limitation of trading in an index stock on its respective primary market during a part or all of the VWAP period where such suspension or limitation does not trigger a market disruption event (such suspension or limitation, an “index stock disruption”), the VWAP will be calculated during the portion of the VWAP period during which there is no such index stock disruption; provided that if the index stock disruption continues for the entire VWAP period, the calculation agent will determine the VWAP for such index stock in its sole discretion and in a commercially reasonable manner.

VWAP period:

•

if an automatic redemption event occurs prior to 2:30 p.m., New York City time, on the automatic redemption event date, the one-hour period starting 30 minutes after the automatic redemption event occurs; or

•

if an automatic redemption event occurs at or after 3:30 p.m., New York City time, on the automatic redemption event date, the one-hour period starting at 10:00 a.m., New York City time, on the valuation date immediately following such automatic redemption event date.

Available float shares: with respect to each index stock, on any applicable valuation date, the result, as published by the index sponsor, of (i) total shares of such index stock outstanding minus (ii) the shares of such index stock held by control holders

Index divisor: on any applicable valuation date, a value calculated and published by the index sponsor that is intended to maintain conformity in index values over time

Primary exchange: for each index stock, the exchange on which such index stock has its primary listing, as determined by the calculation agent

Rebalancing: rebalancing can occur on a quarterly rebalancing date or because of a loss rebalancing event

Loss rebalancing event: if, on any valuation date that is not a rebalancing date, the closing level of the index is equal to or less than the loss rebalancing trigger, a loss rebalancing event is deemed to have occurred on such valuation date. A loss rebalancing event will result in the notes being rebalanced on the loss rebalancing date and will have the effect of deleveraging the notes with the aim of resetting the then-current leverage factor back to approximately 2. This means that after the applicable loss rebalancing date, a constant percentage increase in the closing level of the index will have less of a positive effect on the value of the notes relative to before such loss rebalancing date

Loss rebalancing trigger: on any valuation date, 80% of the closing level of the index on the immediately preceding rebalancing date (or if none, the initial valuation date). The loss rebalancing trigger is expected to be published on each valuation date, so long as no market disruption event has occurred or is continuing, under the Bloomberg symbol “FRLGRT Index”.

Loss rebalancing date: the first valuation date immediately following any valuation date on which a loss rebalancing event occurs, unless the calculation agent determines that a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In that event, the loss rebalancing date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the loss rebalancing date be postponed by more than five trading days. If the loss rebalancing date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the loss rebalancing date.

Quarterly rebalancing calculation date: the last valuation date of each March, June, September and December, commencing in June 2018 and ending in December 2027.

Quarterly rebalancing date: the first valuation date immediately following each quarterly rebalancing calculation date, unless the calculation agent determines that a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In that event, the quarterly rebalancing date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the quarterly rebalancing date be postponed by more than five trading days. If the quarterly rebalancing date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day or that day is not a trading day, that day will nevertheless be the quarterly rebalancing date.

The rebalancing adjustment on each quarterly rebalancing date will have the effect of re-leveraging the notes with the aim of resetting the then-current leverage factor back to approximately 2. This means that after each quarterly rebalancing date, a constant percentage increase in the closing level of the index may have more or less of a positive effect on the value of the notes relative to before such quarterly rebalancing date.

Rebalancing date: a quarterly rebalancing date or loss rebalancing date

Rebalancing amount:

•	on any valuation date that is not a rebalancing date, $0; or

•

on any valuation date that is a rebalancing date, the product of (i) the result of (a) the product of (1) 2 times (2) the closing indicative note value on the immediately preceding valuation date on which a loss rebalancing event occurs or the immediately preceding quarterly rebalancing calculation date (whichever is more recent) minus (b) the asset position on the immediately preceding valuation date on which a loss rebalancing event occurs or the immediately preceding quarterly rebalancing calculation date (whichever is more recent) times (ii) the quotient of (a) the closing level of the index on the current rebalancing date divided by (b) the closing level of the index on the immediately preceding valuation date on which a loss rebalancing event occurs or the immediately preceding quarterly rebalancing calculation date (whichever is more recent).

The rebalancing amount represents the change in the exposure to the index as a result of any rebalancing event. On each rebalancing date, a rebalancing amount is added to or subtracted from the asset position and the financing level depending on the performance of the index since the preceding rebalancing date so that the leverage is reset to approximately 2.

Rebalancing fee:

•	on any valuation date that is not a rebalancing date, $0; or

•

on any valuation date that is a rebalancing date, the product of (i) the rebalancing fee rate times (ii) the absolute value of the rebalancing amount on such rebalancing date. In no case will the rebalancing fee be negative.

The rebalancing fee is charged to account for the issuer’s brokerage and transaction costs due to the change in the exposure to the index.

Rebalancing fee rate: 0.06%

Consequences of a Market Disruption Event or a Non-Trading Day

If a market disruption event occurs or is continuing on a day that would otherwise be a redemption valuation date, the automatic redemption valuation date, a loss rebalancing date, a quarterly rebalancing date or the final valuation date, as applicable, or such day is not a trading day, then the redemption valuation date, the automatic redemption valuation date, the loss rebalancing date, the quarterly rebalancing date or the final valuation date, as applicable, will be postponed as described above.

If the automatic redemption valuation date is postponed, the calculation agent in its sole discretion will determine the automatic redemption index performance factor based on the index VWAP level over a one-hour period as soon as practicable after the cessation of the market disruption event. If the calculation agent determines that the index VWAP level that must be used to determine the amount payable on the Series E Notes is not available on the automatic redemption valuation date because of a market disruption event, a non-trading day or for any other reason, then the calculation agent will nevertheless determine the automatic redemption index performance factor in its sole discretion.

If the calculation agent determines that the closing level of the index that must be used to determine the amount payable on the Series E Notes is not available on a redemption valuation date, the automatic redemption valuation date or the final valuation date because of a market disruption event, a non-trading day or for any other reason (other than as described under “- Discontinuance or Modification of the Index” below), then the calculation agent will nevertheless determine the level of the index based on its assessment, and in its sole discretion, of the level of the index on that day.

If the calculation agent determines that the closing level of the index that must be used to determine the rebalancing amount is not available on a loss rebalancing date or quarterly rebalancing date because of a market disruption event, a non-trading day or for any other reason (other than as described under “- Discontinuance or Modification of the Index” below), then the calculation agent will nevertheless determine the rebalancing amount based on its assessment, and in its sole discretion, of the level of the index on that day.

Discontinuance or Modification of the Index

If the index sponsor discontinues publication of the index and the index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the index, or if the calculation agent designates a substitute index, then the calculation agent will determine the amount payable on the Series E Notes by reference to the substitute index. References to a successor index mean any substitute index approved by the calculation agent.

If the calculation agent determines that the publication of the index is discontinued and there is no successor index, the calculation agent will determine the applicable level of the index (and, with respect to the determination of the index VWAP, the index divisor and the available float shares) used to determine the amount payable on the notes by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the index.

If the calculation agent determines that the index, the stocks comprising the index or the method of calculating the index is changed at any time in any respect – including any split or reverse split and any addition, deletion or substitution and any reweighting or rebalancing of the index or of the index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason – and is not otherwise reflected in the level of the index by the index sponsor pursuant to the then-current index methodology of the index, then the calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the levels of the index used to determine the amount payable on the notes is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default, Remedies and Waiver of Default

A holder will have special rights if an event of default with respect to his or her series of debt securities occurs and is continuing, as described in this subsection.

Events of Default

References to an event of default with respect to any series of debt securities mean any of the following:

•	GSFC or the Company does not pay the principal or any premium on any debt security of that series on the due date;

•	GSFC or the Company does not pay interest on any debt security of that series within 30 days after the due date;

•	GSFC or the Company does not deposit a required sinking fund payment with regard to any debt security of that series on the due date;

•

GSFC remains in breach of any other covenant it makes in the GSFC 2008 Indenture for the benefit of the relevant series, for 60 days after GSFC and the Company receive a notice of default stating that GSFC is in breach and requiring GSFC to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities then outstanding;

•

GSFC files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to GSFC occur. Those events must arise under U.S. federal or state law, unless GSFC merges, consolidates or sells its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•

Except as provided by the GSFC 2008 Indenture, the debt security of that series and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or the Company denies its obligations as the guarantor.

As described below under “Remedies If an Event of Default Occurs”, under the GSFC 2008 Indenture, events of bankruptcy, insolvency or reorganization relating to the Company will not cause any of GSFC’s debt securities issued under such indenture to be automatically accelerated. In the event that the Company becomes subject to certain events of bankruptcy, insolvency or reorganization (but GSFC does not), any series of debt securities issued under the GSFC 2008 Indenture will not be immediately due and repayable. In addition, under the GSFC 2008 Indenture, a breach of a covenant or warranty by the Company (including, for example, a breach of the Company’s covenants and warranties with respect to mergers and similar transactions or restrictions on liens) will not have the potential to cause any of GSFC’s debt securities issued under the GSFC 2008 Indenture to be declared due and payable immediately. Instead, under the GSFC 2008 Indenture, the trustee or holder will need to wait until the earlier of the time that (i) GSFC itself becomes subject to certain events of bankruptcy, insolvency or reorganization or otherwise defaults on the terms of the debt securities, (ii) The Company otherwise defaults on the terms of the debt securities and (iii) the final maturity of the debt securities. The return the holder receives on any series of debt securities issued under the GSFC 2008 Indenture may be significantly less than what a holder would have otherwise received had the debt securities been automatically accelerated upon certain events of bankruptcy, insolvency or reorganization relating to the Company or declared due and payable immediately following the breach of a covenant or warranty by the Company.

Remedies If an Event of Default Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to GSFC, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. If the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the GSFC 2008 Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the GSFC 2008 Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (i.e., an indemnity). If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the GSFC 2008 Indenture with respect to the debt securities of that series.

Before a holder bypasses the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all debt securities of a holder’s series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of a holder’s series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of a holder’s series.

A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on his or her debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a holder’s debt security, however, without the approval of the particular holder of that debt security.

GSFC and the Company Will Give the Trustee Information About Defaults Annually

GSFC and the Company will furnish to the trustee every year a written statement, respectively, of two of their officers certifying that to their knowledge GSFC or the Company, as the case may be, is in compliance with the GSFC 2008 Indenture and the debt securities issued under it, or else specifying any default under the relevant debt indenture.

Default Amount on Acceleration

If an event of default occurs and the maturity of the notes is accelerated, GSFC will pay the default amount in respect of the principal of the notes at the maturity, instead of the amount payable on the notes as described earlier. The default amount is described under “- Special Calculation Provisions” below.

For the purpose of determining whether the holders of GSFC’s Medium-Term Notes Series E, which include the Series E Notes, are entitled to take any action under the GSFC 2008 Indenture, GSFC will treat the outstanding face amount of each Series E Note as the outstanding principal amount of that note. Although the terms of the Series E Notes differ from those of the other Medium-Term Notes Series E, holders of specified percentages in principal amount of all Medium-Term Notes Series E, together in some cases with other series of GSFC’s debt securities, will be able to take action affecting all the Medium-Term Notes Series E, including the Series E Notes, except with respect to certain Medium-Term Notes Series E, if the terms of such notes specify that the holders of specified percentages in the principal amount of all such notes must also consent to such action. This action may involve changing some of the terms that apply to the Medium-Term Notes Series E, accelerating the maturity of the Medium-Term Notes Series E, after a default or waiving some of GSFC’s obligations under the GSFC 2008 Indenture. In addition, certain changes to the GSFC 2008 Indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority of the principal amount of such affected debt securities.

Guarantee by the Company.

The Company has fully and unconditionally guaranteed the payment of principal of, and any interest and premium on, the Medium-Term Notes, Series E, which include the Series E Notes, when due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security and the GSFC 2008 Indenture. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the debt securities has been paid in full or discharged in accordance with the provisions of the GSFC 2008 Indenture, or otherwise fully defeased by the Company.

The guarantee by the Company of its debt securities issued under the GSFC 2008 Indenture will rank equally in right of payment with all senior indebtedness of the Company.

Mergers and Similar Transactions

GSFC and the Company are generally permitted to merge or consolidate with another corporation or other entity. GSFC and the Company also permitted to sell their assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, GSFC or the Company may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not GS Finance Corp. or The Goldman Sachs Group, Inc., as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume the obligations of GSFC or the Company under the debt securities of that series and the GSFC 2008 Indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•

Immediately after the transaction, no default under the debt securities of that series or the related guarantees has occurred and is continuing. For this purpose, “default under the debt securities of that series or the related guarantees” means an event of default with respect to that series or the related guarantees or any event that would be an event of default with respect to that series or the related guarantees if the requirements for giving GSFC or the Company default notice and for GSFC’s or the Company’s default having to continue for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to debt securities of any series, neither GSFC nor the Company will need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell assets of GSFC or the Company. Also, these conditions will apply only if GSFC or the Company wishes to merge or consolidate with another entity or sell assets of GSFC or the Company substantially as an entirety to another entity. Neither GSFC nor the Company will need to satisfy these conditions if GSFC or the Company enters into other types of transactions, including any transaction in which GSFC or the Company acquire the stock or assets of another entity, any transaction that involves a change of control of GSFC or the Company but in which GSFC or the Company does not merge or consolidate and any transaction in which GSFC or the Company sells less than substantially all assets of GSFC or the Company. While GSFC is currently a wholly owned subsidiary of the Company, there is no requirement that it remain a subsidiary.

Also, if GSFC or the Company merges, consolidates or sells assets of GSFC or the Company substantially as an entirety and the successor is a non-U.S. entity, neither GSFC nor any successor would have any obligation to compensate a holder for any resulting adverse tax consequences relating to his or her debt securities.

Restriction on Liens

In the GSFC 2008 Indenture, the Company promises, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that the Company or any of its subsidiaries own in Goldman Sachs & Co. LLC, or in any subsidiary of the Company that beneficially owns or holds, directly or indirectly, those interests in Goldman Sachs & Co. LLC, unless the Company also secures the senior debt securities of that series on an equal or priority basis with the other secured debt. The promise of the Company, however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

Except as noted above, the GSFC 2008 Indenture does not restrict the Company’s ability to put liens on its interests in its subsidiaries other than Goldman Sachs & Co. LLC, nor does the indenture restrict the Company’s ability to sell or otherwise dispose of its interests in any of its subsidiaries, including Goldman Sachs & Co. LLC. In addition, the restriction on liens in the GSFC 2008 Indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens the Company creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Modification of the Debt Indenture and Waiver of Covenants

There are four types of changes GSFC and the Company can make to the GSFC 2008 Indenture and the debt securities or series of debt securities and related guarantees issued under the GSFC 2008 Indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the GSFC 2008 Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken

•

separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the applicable debt indenture or those debt securities;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive GSFC’s compliance with the applicable debt indenture or to waive defaults; and

•

change the provisions of the applicable debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Neither GSFC nor the Company needs any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

GSFC and the Company may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, neither GSFC nor the Company needs to obtain the approval of the holder of the unaffected debt security; GSFC and the Company need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the GSFC 2008 Indenture and the debt securities issued under such debt indenture would require the following approval:

•	If the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular debt securities.

•

If the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately).

In each case, the required approval must be given by written consent.

This would mean that modification of terms with respect to certain debt securities of a series could be effectuated under the GSFC 2008 Indenture without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for GSFC to obtain a waiver of any of its covenants in the GSFC 2008 Indenture. GSFC’s covenants include the promises GSFC and the Company make about merging and, with respect to the Company, putting liens on GSFC’s interests in Goldman Sachs & Co. LLC. If the holders approve a waiver of a covenant, neither GSFC nor the Company will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the GSFC 2008 Indenture as it affects that debt security, that neither GSFC nor the Company can change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Special Rules for Action by Holders

When holders take any action under the GSFC 2008 Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, GSFC will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, GSFC will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	GSFC has deposited or set aside, in trust for its holder, money for its payment or redemption;

•	GSFC has fully defeased it; or

•	GSFC or one of its affiliates, such as Goldman Sachs & Co. LLC, is the owner.

Determining Record Dates for Action by Holders

GSFC and the Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under a particular debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If GSFC, the Company or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that GSFC specifies for this purpose, or that the trustee specifies if it sets the record date. GSFC, the Company or the trustee, as applicable, may shorten or lengthen this period from time to time.

This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Bloomberg symbols:

The Bloomberg symbols under which information relating to the notes can be located are set forth below. The publication of this information may occasionally be subject to delay or postponement.

•	Closing level of the index and intraday level of the index: RU10GRTR Index

•	Closing indicative note value and intraday indicative note value: FRLGIV Index

•	Asset position: FRLGAP Index

•	Financing level: FRLGFL Index

•	Loss rebalancing trigger: FRLGRT Index

•	Automatic redemption trigger: FRLGAT Index

Modified Business Day

Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. The business day term is discussed under “- Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent in its sole discretion will make all determinations regarding the index, market disruption events, business days, trading days, including determining the closing level or intraday level of the index on any valuation date; the 3-month USD LIBOR rate; whether the notes will be redeemed; the valuation dates; the final valuation date; the redemption valuation dates; the automatic redemption valuation date, the redemption dates, the stated maturity date and the amount payable on the notes. Absent manifest error, all determinations of the calculation agent will be final and binding on holders of the Series E Notes and GSFC, without any liability on the part of the calculation agent.

Special Calculation Provisions

Business Day

References to a business day with respect to the notes mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

London Business Day

References to a London business day with respect to the notes mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

Trading Day

References to a trading day with respect to the notes mean a day on which the respective principal securities markets for all of the index stocks are open for trading, the index sponsor is open for business and the index is calculated and published by the index sponsor.

Closing Level of the Index

References to the closing level of the index on any trading day mean the closing level of the index or any successor index reported by Bloomberg Financial Services, or any successor reporting service GSFC may select, on such trading day for the index. Currently, whereas the index sponsor publishes the official closing level of the index to six decimal places, Bloomberg Financial Services reports the closing level of the index to fewer decimal places. As a result, the closing level of the index reported by Bloomberg Financial Services generally may be lower or higher than the official closing level of the index published by the index sponsor.

Intraday Level of the Index

References to the intraday level of the index at any time on any trading day mean the level of the index or any successor index reported by Bloomberg Financial Services, or any successor reporting service GSFC may select, at such time on such trading day for the index. Currently, whereas the index sponsor publishes the official level of the index to six decimal places, Bloomberg Financial Services reports the level of the index to fewer decimal places. As a result, the level of the index reported by Bloomberg Financial Services generally may be lower or higher than the official level of the index published by the index sponsor.

Default Amount

The default amount for the notes on any day (except as provided in the last sentence under “- Default Quotation Period” below) will be an amount, in the specified currency for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of GSFC’s payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to their notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for a holder’s notes, which is described below, the holder and/or GSFC may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

With respect to any given trading day, any of the following will be a market disruption event:

•

a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the index on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•

index stocks constituting 20% or more, by weight, of the index, or option or futures contracts, if available, relating to the index or to index stocks constituting 20% or more, by weight, of the index are not trading on what were the respective primary markets for those index stocks or contracts or are subject to a material reduction in trading volume, each as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GSFC or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in option or futures contracts relating to the index or to any index stock.

For this purpose, an “absence of trading” in the primary securities market on which an index stock, or on which option or futures contracts relating to the index or an index stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts, if available, relating to the index or an index stock in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to that index stock or those contracts, or

•	a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

Further, for this purpose, a “material reduction in trading volume” will be deemed to occur on a trading day at any time that the reported trading volume on that trading day falls below 75% of the trailing 30-trading-day average trading volume (“30-day ADTV”), where the 30-day ADTV is adjusted by a ratio of the elapsed hours in such trading day divided by the total number of scheduled hours for such trading day.

As is the case throughout this description of the Series E Notes, references to the index in this description of market disruption events includes the index and any successor index as it may be modified, replaced or adjusted from time to time.